As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333-259416

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

NewLake Capital Partners, Inc.

(Exact name of registrant as specified in its governing instruments)

27 Pine Street

Suite 50

New Canaan, CT 06840

203-594-1402

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

David Weinstein

Chief Executive Officer

27 Pine Street

Suite 50

New Canaan, CT 06840

203-594-1402

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert K. Smith, Esq.

James V. Davidson, Esq.

Kathryn E. Saltz, Esq.

Hunton Andrews Kurth LLP

2200 Pennsylvania Ave NW

Washington, DC 20037

(202) 955-1500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-259416) (the “Registration Statement”) of NewLake Capital Partners, Inc. (the “Company”), as originally declared effective by the Securities and  Exchange  Commission  (the “SEC”)  on September 23, 2021, is being filed pursuant to the undertakings in Item 37 of the Registration Statement to (i) provide an updated  prospectus as required  by Section 10(a)(3) of  the Securities Act of  1933, as amended, (ii)  include the information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in its Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into the registrant’s Annual Report on Form 10-K) and  (iii) update  certain  other information in the prospectus associated with the Registration Statement.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion,
Preliminary Prospectus dated May 10, 2022

PROSPECTUS

19,304,625 Shares

NewLake Capital Partners, Inc.

Common Stock

This prospectus relates to the resale from time to time of (a) an aggregate 19,304,625 shares of common stock, $0.01 par value per share (the “common stock”), of NewLake Capital Partners, Inc., a Maryland corporation (“we,” “us,” or “our”), consisting of (i) 17,329,964 shares of common stock, (ii) 127,176 shares of common stock issuable upon the settlement of outstanding restricted stock units, (iii) 602,392 shares of common stock issuable upon the exercise of 602,392 warrants to purchase one share of common stock at an exercise price of $24.00 per share, (iv) 791,790 shares of common stock that may be issued pursuant to the exercise of the option at an exercise price of $24.00 per share by the selling stockholders named in this prospectus and (v) 453,303 shares of common stock issuable upon the redemption of 453,303 limited partnership interests in our operating partnership (“OP Units”).

On March 17, 2021, we consummated a merger (the “Merger”), pursuant to which we combined our company with a separate company (the “Target”) that owned a portfolio of industrial properties and dispensaries utilized in the cannabis industry, and renamed ourselves “NewLake Capital Partners, Inc.” In connection with the Merger, we entered into the amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain stockholders of our company and of the Target. Additionally, we are registering for possible resale shares of our common stock that may be issued upon redemption of previously issued OP Units. We are registering the issuance and resale of the common stock held by the selling stockholders.

The selling stockholders (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may offer the shares from time to time as they may determine through public transactions or through other means and at varying prices as determined by the prevailing market price for shares or in negotiated transactions as described in the section entitled “Plan of Distribution” beginning on page 81.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any of the shares of common stock registered will be sold by the selling stockholders or that the holders of OP Units will request that our operating partnership redeem their OP Units, that upon any such redemption we will elect to issue shares of common stock in exchange for some or all of the OP Units tendered for redemption for common stock, or that any shares of our common stock issued to the selling stockholders in exchange for OP Units will be sold by the selling stockholders. We expect that the offering price for our common stock will be based on the prevailing market price of our common stock at the time of sale. Our common stock is listed on the OTCQX® Best Markets operated by OTC Markets Group, Inc. (the “OTCQX”) under the symbol “NLCP.” On May 9, 2022, the last sale price of our common stock, as reported on the OTCQX, was $19.10 per share.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

Shares of our common stock will be subject to the ownership and transfer limitations in our charter, which are intended to assist us in qualifying and maintaining our qualification as a real estate investment trust (“REIT”), including, subject to certain exceptions, a 7.5% ownership limit. See “Description of Capital Stock -- Restrictions on Ownership and Transfer.”

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K incorporated by reference herein for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	10
DISTRIBUTION POLICY	11
BUSINESS AND PROPERTIES	12
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	27
DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF OUR OPERATING PARTNERSHIP	31
SELLING STOCKHOLDERS	35
DESCRIPTION OF CAPITAL STOCK	51
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	55
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	60
PLAN OF DISTRIBUTION	81
LEGAL MATTERS	83
EXPERTS	83
INCORPORATION BY REFERENCE	83
WHERE YOU CAN FIND MORE INFORMATION	83

You should rely only on the information contained in this document (as supplemented and amended) and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with different information or additional information. If anyone provides you with different information or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current as of the date such information is presented.  You should not assume that the information contained in this prospectus and the documents incorporated by reference herein or therein are accurate as of any date other than their respective dates regardless of the time of delivery of the prospectus or any sale of our common stock. Our business, financial condition, liquidity, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), results of operations and prospects may have changed since those dates.

i

TRADEMARKS

All brand and trade names, logos or trademarks contained, or referred to, in this registration statement are the property of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our tenants or their respective parent companies.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation By Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the selling stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the selling stockholders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” as well as the financial statements and related notes incorporated by reference, before making an investment decision. Unless otherwise indicated, the information contained in this prospectus is as of December 31, 2021.

Our Company

We are an internally-managed Maryland corporation and a leading provider of real estate capital to state-licensed cannabis operators through sale-leaseback transactions, third-party purchases and funding for build-to-suit projects. Our properties are leased to single tenants on a long-term, triple-net basis, which obligates the tenant to be responsible for the ongoing expenses of a property, in addition to its rent obligations. We have elected to be taxed as a REIT beginning with our short taxable year ended December 31, 2019 and intend to operate our business so as to continue to qualify as a REIT.

Our tenants operate in the fast-growing cannabis industry. We supply necessary real estate capital primarily to companies that cultivate, produce and/or dispense cannabis. We believe we fill a need in an underserved market that has been created by, among other factors, the misalignment of federal and state legislation regarding cannabis. Moreover, we believe the banking industry’s general reluctance to finance owners of cannabis-related facilities, coupled with the owners’ need for capital to fund the growth of their operations, should result in significant opportunities for us to acquire industrial properties and dispensaries that provide stable and increasing rental revenue along with the potential for long-term appreciation in value.

As of December 31, 2021, we owned a geographically diversified portfolio consisting of 28 properties across 11 states with nine tenants, comprised of 17 dispensaries and 11 cultivation facilities. Additionally, during the fourth quarter of 2021, we funded a mortgage loan collateralized by a cultivation and processing facility. The loan is structured to convert to a twenty-year sale leaseback, unless a specific provision in the loan agreement is satisfied prior to July 29, 2022. As of December 31, 2021, we have aggregate unfunded commitments to invest $24.0 million for the development and improvement of our existing cultivation facilities in Arizona, Massachusetts, Missouri and Pennsylvania. Our leases are generally structured to disburse capital over specified periods of time. Generally, the leases also contain certain provisions that require tenants to pay rent on the full amount of capital under each lease, whether or not disbursed. Our Pennsylvania cultivation facility is currently paying rent on approximately $7.0 million of unfunded capital.

As of December 31, 2021, we had $3.8 million of debt via a seller financing and our owned properties had a weighted average remaining lease term of 14.5 years. Our tenants include affiliates of what we believe to be some of the leading and most well-capitalized companies in the industry, such as Curaleaf Holdings Inc. (“Curaleaf”), Cresco Labs, Inc. (“Cresco Labs”), Trulieve Cannabis Corp. (“Trulieve”) and Columbia Care, Inc. (“Columbia Care”). All of our leases include a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

We target regulated state-licensed cannabis properties, particularly those in limited-license jurisdictions (which we define generally as jurisdictions where the number of licenses granted to cannabis operators are limited and requires a rigorous approval process). Furthermore, our focus is on those properties owned or operated by experienced state-licensed cannabis companies, including vertically integrated multi-state businesses involved in cultivation, processing, logistics and retail activities. Columbia Care and Acreage Holdings, Inc. (“Acreage”), which we believe to be two of the largest and more sophisticated cannabis operators in the U.S., have each granted us rights of first offer with respect to certain property acquisition opportunities through December 22, 2022 and May 31, 2022, respectively. For a more detailed discussion of these rights of first offer see “Business and Properties—Rights of First Offer.”

We believe that our focus on cannabis properties in limited-license jurisdictions, where the property is an integral part of the license application process and moving the licensee’s operations from one location to another would require regulatory or other approvals, provides the opportunity to capture rental income on properties with above-market property level cash flows and greater re-leasing probability as these properties are generally in high demand. Generally, a tenant’s ability to meet rental obligations is strongly correlated to the tenant’s revenues derived from the property. In our experience, cannabis operations in limited-license jurisdictions generally have less competition and produce a higher revenue per square foot than unlimited-license cannabis jurisdictions, as well as traditional industrial and retail businesses. We believe that our portfolio has a property rent coverage (generally, the ability of the tenant to generate income sufficient to satisfy its rent and other financial obligations) that is significantly greater than the average for the overall commercial real estate industry.

Investment Guidelines

Our board of directors will adopt the following initial investment guidelines:

•	No investment will be made that would cause us to fail to qualify as a REIT.

•	No investment will be made that would cause us to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

•

The proceeds of any future offering by us or our operating partnership, and cash from operations and capital transactions may be invested in interest-bearing, short-term, investment-grade investments, subject to the requirements for maintaining our qualification as a REIT.

•	Our aggregate borrowings (secured and unsecured) will not exceed 50% of the cost of its tangible assets at the time of any new borrowing.

The investment committee of our board of directors oversees our investment portfolio and compliance with our investment guidelines and policies. These investment guidelines may be changed or waived by our investment committee or board of directors without the approval of our stockholders.

The Merger

We were incorporated on April 9, 2019 originally under the name GreenAcreage Real Estate Corp. On March 17, 2021, we consummated a merger (the “Merger”), pursuant to which we combined our company with a separate company (the “Target”) that owned a portfolio of industrial properties and dispensaries utilized in the cannabis industry, and renamed ourselves “NewLake Capital Partners, Inc.” Immediately prior to the Merger, our company owned a portfolio of five properties among five states. The Target was a Maryland corporation organized in April 2019 under the name New Lake Capital Partners, Inc. that, immediately prior to the Merger, owned a portfolio of 19 properties among eight states.

Upon completion of the Merger, we owned 24 properties across nine states, and became one of the largest REITs in the cannabis industry. We consummated the Merger and combined businesses with the Target to, among other things, benefit from increasing economies of scale as we continue to grow, and as part of our evolution toward entering the public markets. In connection with the Merger, we also entered into various arrangements and agreements with certain of our significant stockholders, including director nomination rights. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A and incorporated by reference herein for more information about these director nomination rights.

Government Regulation

Cannabis (with the exception of hemp containing no more than 0.3% THC by dry weight) is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act of 1970 (the “CSA”). The CSA classifies marijuana (cannabis) as a Schedule I controlled substance, and as such, both medical-use and adult-use cannabis are illegal under U.S. federal law. Moreover, on two separate occasions the U.S. Supreme Court ruled that the CSA trumps state law. Although internal policies and Congressional actions have placed certain limitations on the federal government’s ability to enforce federal cannabis laws against businesses legally operating under the medical marijuana laws of a given state, as discussed below, there exists the possibility that the federal government may enforce U.S. drug laws against companies operating in accordance with state cannabis laws, creating a climate of legal uncertainty regarding the production and sale of cannabis. Unless and until Congress amends or repeals the CSA with respect to medical-use and/or adult-use cannabis and the President approves such action (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a risk that the federal law enforcement authorities responsible for enforcing the CSA, including the U.S. Department of Justice (“DOJ”) and the Drug Enforcement Agency (“DEA”), may enforce current federal law.

Federal prosecutors have significant discretion to investigate and prosecute suspected violations of federal law and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production, processing or distribution. Any change in the federal government’s enforcement posture with respect to state-licensed cultivation of medical-use and adult-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in cannabis facilities in the U.S., which would adversely affect the trading price of our securities. Furthermore, following any such change in the federal government’s enforcement position, we could be subject to criminal prosecution, which could impact our ability to operate and could lead to imprisonment and/or the imposition of penalties, fines, or forfeiture. See “Risk Factors – Risks Related to Regulation” in our Annual Report on Form 10-K incorporated herein by reference.

In most states that have legalized medical-use and adult-use cannabis in some form, the growing, processing and/or dispensing of cannabis generally requires that the operator obtain one or more licenses in accordance with applicable state requirements. In addition, many states regulate various aspects of the growing, processing and/or dispensing of medical-use and adult-use cannabis. State and local governments in some cases also impose rules and regulations on the manner of operating cannabis businesses. As a result, applicable state and local laws and regulations vary widely, including, but not limited to, regulations governing medical-use and/or adult-use cannabis programs (such as the type of cannabis products permitted under the program, qualifications and registration of health professionals that may recommend treatment with medical cannabis, and the types of medical conditions that qualify for medical cannabis), product testing, the level of enforcement by state and local authorities on non-licensed cannabis operators, state and local taxation of regulated cannabis products, local municipality bans on operations and operator licensing processes and renewals. As a result of these and other factors, if our tenants default under their leases, we may not be able to find new tenants that can successfully engage in the cultivation, processing or dispensing of medical-use or adult-use cannabis on the properties.

There is no guarantee that state laws legalizing and regulating the growing, processing, sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until Congress amends or repeals the CSA with respect to medical-use and/or adult-use cannabis and the President approves such action (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the growing, processing, sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially and adversely affected.

For more information related to the regulation of cannabis and related matters, see “Business and Properties—Government Regulation and Environmental and Related Matters.”

Summary Risk Factors

Investing in our common stock involves a high degree of risk. Prospective investors are urged to carefully consider the matters discussed under “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K incorporated by reference herein prior to making an investment in our common stock. Such risks include, but are not limited to:

•

Many clearing firms in the United States are prohibited or very limited in their ability to settle securities offerings of companies engaged in the cannabis industry, which could adversely impact our ability to raise funds in the capital markets.

•

The COVID-19 pandemic, or the future outbreak of any other pandemic, could materially and adversely impact our tenants and their operations, and in turn our business (including our financial performance and condition).

•	We have a limited operating history and operate in an industry in its very early stages of development.

•

We have a very limited number of tenants, and the inability of any single tenant to make its lease payments could materially and adversely affect our business (including our financial performance and condition).

•

Our business is subject to risks associated with real estate assets and the real estate industry, which could materially and adversely affect our business (including our financial performance and condition).

•

Our real estate investments are concentrated in industrial properties suitable for the cultivation and production of cannabis and retail properties suitable for the dispensing of cannabis, and a decrease in demand for such facilities could materially and adversely affect our business (including our financial performance and condition). These properties may be difficult to sell or re-lease upon tenant defaults or lease terminations, either of which could materially and adversely affect our business (including our financial performance and condition).

•

Our properties are, and are expected to continue to be, geographically concentrated in states that permit cannabis cultivation and dispensing, and we will be subject to social, political and economic risks of doing business in these states.

•

We are an “emerging growth company,” and a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make shares of our common stock less attractive to investors.

•	We incur significant new costs as a result of becoming a public company, and such costs may increase if and when we cease to be an emerging growth company.

•

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability and the inability of our tenants to execute our respective business plans.

•

Certain of our tenants engage in operations for the adult-use cannabis industry in addition to or in lieu of operations for the medical-use cannabis industry, and such tenants, we and our properties may be subject to additional risks associated with such adult-use cannabis operations.

•

New laws that are adverse to the business of our tenants may be enacted, and current favorable national, state or local laws or enforcement guidelines relating to cannabis operations may be modified or eliminated in the future.

•	We and our tenants may have difficulty accessing the service of banks and other financial institutions, which may make it difficult to contract for real estate needs.

•

Our growth depends on external sources of capital, which may not be available on favorable terms or at all (which such financing source risk may be more pronounced in the cannabis industry due to financial and regulatory constraints).

•	We are dependent on our key personnel for our success.

•	Our charter and certain provisions of Maryland law could inhibit changes in control.

•

Our rights and the rights of our stockholders to take action against or remove our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

•	The market price and trading volume of our common stock may be volatile.

•	We cannot assure you of our ability to make distributions in the future.

•

Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders and have significant adverse consequences on the market price of our common stock.

•	Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Our Operating Structure

Our Company

We were incorporated as a Maryland corporation on April 9, 2019. We conduct our business through a traditional umbrella partnership REIT structure, in which properties are owned by an operating partnership, directly or through subsidiaries. Our properties are owned by our operating partnership indirectly through limited liability companies or other subsidiaries of our operating partnership, as described below under “—Our Operating Partnership.” We are the sole general partner of our operating partnership and own approximately 98% of the OP Units as of December 31, 2021. Our board of directors oversees our business and affairs.

Our Operating Partnership

Our operating partnership was formed as a Delaware limited partnership and commenced operations in April 2019. Substantially all of our assets are held by, and our operations are conducted through, our operating partnership. Our interest in our operating partnership generally entitles us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As the sole general partner of our operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described more fully below in “Description of the Partnership Agreement of Our Operating Partnership.” In the future, we may continue to issue OP Units from time to time in connection with property acquisitions, as compensation, or otherwise.

Restrictions on Ownership and Transfer

Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 7.5% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or of the outstanding shares of any class or series of our preferred stock, or more than 7.5% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of all classes and series of our stock. Our charter also prohibits any person from (i) beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the “Code”), without regard to whether the ownership interest is held during the last half of the taxable year, or otherwise failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) or (ii) transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code). The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. For further details regarding stock ownership limits, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Distribution Policy

We intend to continue to pay regular quarterly cash dividends to holders of shares of our common stock. Actual distributions may be significantly different from expected distributions. Distributions declared by us will be authorized by our board of directors in its sole discretion out of funds legally available therefor and will depend upon a number of factors, including restrictions under applicable law, our results of operations, the capital requirements of our company and the distribution requirements necessary to maintain our qualification as a REIT. See “Distribution Policy.”

We intend to continue to pay dividends that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes. Although we have no current intention to pay dividends in shares of our common stock, we may in the future choose to do so. See “Material Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Our Tax Status

We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019. We believe that, commencing with such taxable year, we have been organized and operated in a manner so as to qualify as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to remain qualified as a REIT. Our continued qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our capital stock.

As a REIT, we generally are not subject to federal income tax on our net taxable income that we distribute currently to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute on an annual basis at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify for taxation as a REIT in any taxable year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. Even if we maintain our qualification as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and assets and to federal income and excise taxes on our undistributed income. Additionally, any income earned by any taxable REIT subsidiary (“TRS”) we form in the future will be fully subject to federal, state and local corporate income tax.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If we continue to take advantage of any of these exemptions, we do not know if some investors will find shares of our common stock less attractive as a result. The result may be a less active trading market for shares of our common stock and the price of our common stock may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. An emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

Corporate Information

NewLake Capital Partners, Inc., a Maryland corporation, was incorporated on April 9, 2019 originally under the name GreenAcreage Real Estate Corp. Our name was changed to NewLake Capital Partners, Inc. in March 2021 in connection with the Merger. Our principal executive offices are located at 27 Pine Street, Suite 50, New Canaan, CT 06840. Our telephone number is 203-594-1402. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors beginning on page 10 of our Annual Report on Form 10-K incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus, including our historical and pro forma combined financial statements and the notes thereto, before making an investment decision to purchase shares of our common stock offered by this prospectus. The occurrence of any of the risks described could materially and adversely affect our business, prospects, financial, condition, cash flows, funds from operations, results of operations, the per-share trading price of our common stock and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents incorporated by reference, that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance, leasing rental rates, future dividends and results of operations contain forward- looking statements. Likewise, our pro forma financial statements and all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “continue,” “could,” “expect,” “may,” “will,” “should,” “would,” “seek,” “approximately,” “intend,” “plan,” “pro forma,” “estimates” “forecast,” “project,” or “anticipate” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law;

•	the impact of the COVID-19 pandemic, or future pandemics, on us, our business, our tenants, or the economy generally;

•	the impact of the Merger, including our ability to integrate businesses;

•	our status as an emerging growth company and a smaller reporting company;

•	general economic conditions;

•	adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

•	other factors affecting the real estate industry generally;

•	the competitive environment in which we operate;

•	the estimated growth in and evolving market dynamics of the regulated cannabis market;

•	the expected medical-use or adult-use cannabis legalization in certain states;

•	shifts in public opinion regarding regulated cannabis;

•	the additional risks that may be associated with certain of our tenants cultivating adult-use cannabis in our cultivation facilities;

•	the risks associated with the development of cultivation centers and dispensaries;

•	our ability to successfully identify opportunities in target markets;

•	our lack of an extensive operating history;

•	our tenants’ lack of operating history;

•	the concentration of our tenants in certain geographical areas;

•	our failure to generate sufficient cash flows to service any outstanding indebtedness we may incur in the future;

•	defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants;

•	our failure to acquire the properties in our identified pipeline successfully, on the anticipated timeline or at the anticipated costs;

•	our failure to properly assess employment growth or other trends in target markets and other markets in which we seek to invest;

•	lack or insufficient amounts of insurance;

•	bankruptcy or insolvency of a significant tenant or a substantial number of smaller tenants;

•	our access to certain financial resources, including banks and other financial institutions;

•	our failure to successfully operate acquired properties;

•	our ability to operate successfully as a public company;

•	our dependence on key personnel and ability to identify, hire and retain qualified personnel in the future;

•	conflicts of interests with our officers and/or directors stemming from their fiduciary duties to other entities, including our operating partnership;

•	our failure to obtain necessary outside financing on favorable terms or at all,;

•	fluctuations in interest rates and increased operating costs;

•	financial market fluctuations;

•	general volatility of the market price of our common stock;

•	changes in GAAP;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	our failure to maintain our qualification as a REIT for federal income tax purposes; and

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section titled “Risk Factors” in our Annual Report on Form 10-K incorporated herein by reference.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling stockholders will pay any fees, discounts, selling commissions, stock transfer taxes and legal expenses incurred by such selling stockholders in disposing of their shares of common stock and offered pursuant to this prospectus.

DISTRIBUTION POLICY

We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019 and intend to operate our business so as to continue to qualify as a REIT. We intend to continue to pay regular quarterly dividends, but as discussed below, all dividends are subject to the approval of our board of directors consistent with Maryland law and there can be no assurance over the timing, frequency or amount of any dividends. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including net capital gains. In addition, a REIT is required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions that it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. For more information, please see “Material Federal Income Tax Considerations.” To satisfy the requirements to continue to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we generally intend to make quarterly distributions to holders of our common stock, over time in an amount equal to our taxable income. Although we anticipate generally making quarterly distributions to our stockholders over time, our board of directors has the sole discretion to determine the timing, form (including cash and shares of our common stock at the election of each of our stockholders) and amount of any distributions to our stockholders. Although not currently anticipated, in the event that our board of directors determines to make distributions in excess of the income or cash flow generated from our portfolio of assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to fund distributions from working capital, sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. For more information, see “Material Federal Income Tax Considerations—Distribution Requirements.”

Our charter allows us to issue preferred stock that could have a preference over our common stock with respect to distributions. We currently have no intention to issue any preferred stock over the short-or intermediate-term, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

Dividends and other distributions made by us will be authorized and determined by our board of directors in its sole discretion out of assets legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and other factors described below. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions that we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements, capital expenditures and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including our revenue, operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially and adversely affect our actual results of operations, see “Risk Factors” in our Annual Report on Form 10-K incorporated herein by reference.

BUSINESS AND PROPERTIES

Our Company

We are an internally-managed Maryland corporation and a leading provider of real estate capital to state-licensed cannabis operators through sale- leaseback transactions, third-party purchases and funding for build-to-suit projects. Our properties are leased to single tenants on a long-term, triple-net basis, which obligates the tenant to be responsible for the ongoing expenses of a property, in addition to its rent obligations. We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019 and intend to operate our business so as to continue to qualify as a REIT.

Our tenants operate in the fast-growing cannabis industry. We supply necessary real estate capital primarily to companies that cultivate, produce and/or dispense cannabis. We believe we fill a need in an underserved market that has been created by, among other factors, the misalignment of federal and state legislation regarding cannabis. Moreover, we believe the banking industry’s general reluctance to finance owners of cannabis-related facilities, coupled with the owners’ need for capital to fund the growth of their operations, should result in significant opportunities for us to acquire industrial properties and dispensaries that provide stable and increasing rental revenue along with the potential for long-term appreciation in value.

On March 17, 2021, we completed the acquisition of a separate company that owned a portfolio of industrial properties and dispensaries utilized in the cannabis industry (see “The Merger”). As of December 31, 2021, we owned a geographically diversified portfolio consisting of 28 properties across 11 states with nine tenants, comprised of 17 dispensaries and 11 cultivation facilities. Additionally, during the fourth quarter of 2021, we funded a mortgage loan collateralized by a cultivation and processing facility. The loan is structured to convert to a twenty-year sale leaseback, unless a specific provision in the loan agreement is satisfied prior to July 29, 2022. As of December 31, 2021, we have aggregate unfunded commitments to invest $24.0 million for the development and improvement of our existing cultivation facilities in Arizona, Massachusetts, Missouri and Pennsylvania. Our leases are generally structured to disburse capital over specified periods of time. Generally, the leases also contain certain provisions that require tenants to pay rent on the full amount of capital under each lease, whether or not disbursed. Our Pennsylvania cultivation facility is currently paying rent on approximately $7.0 million of unfunded capital.

As of December 31, 2021 we had $3.8 million of debt via seller financing and our owned properties had a weighted average remaining lease term of 14.5 years. Our tenants include affiliates of what we believe to be some of the leading and most well-capitalized companies in the industry, such as Curaleaf, Cresco Labs, Trulieve and Columbia Care. All of our leases include a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

We intend to target regulated state-licensed cannabis properties, particularly those in limited-license jurisdictions (which we define generally as jurisdictions where the number of licenses granted to cannabis operators are limited and requires a rigorous approval process). Furthermore, our focus is on those properties owned or operated by experienced state-licensed cannabis companies, including vertically integrated multi-state businesses involved in cultivation, processing, logistics and retail activities. Columbia Care and Acreage, which we believe to be two of the largest and more sophisticated cannabis operators in the U.S., have each granted us rights of first offer with respect to certain property acquisition opportunities through December 22, 2022 and May 31, 2022, respectively. For a more detailed discussion of these rights of first offer see “Business and Properties—Rights of First Offer.”

We believe that our focus on cannabis properties in limited-license jurisdictions, where the property is an integral part of the license application process and moving the licensee’s operations from one location to another would require regulatory or other approvals, provides the opportunity to capture rental income on properties with above-market property level cash flows and greater re-leasing probability as these properties are generally in high demand. Generally, a tenant’s ability to meet rental obligations is strongly correlated to the tenant’s revenues derived from the property. In our experience, cannabis operations in limited-license jurisdictions generally have less competition and produce a higher revenue per square foot than unlimited-license cannabis jurisdictions, as well as traditional industrial and retail businesses. We believe that our portfolio has a property rent coverage (generally, the ability of the tenant to generate income sufficient to satisfy its rent and other financial obligations) that is significantly greater than the average for the overall commercial real estate industry.

Our Properties

We seek to acquire industrial properties and dispensaries that are strategic profit centers for our tenants and are well positioned for the regulatory evolution of the industry. Licensed industrial and dispensary locations are critical components of the cannabis industry, particularly in limited-license jurisdictions. As of December 31, 2021, we owned 28 properties comprised of 17 dispensaries and 11 cultivation facilities that are 100% leased to state-licensed cannabis operators, with a weighted average remaining lease term of 14.5 years. Based on invested capital, as of December 31, 2021, our portfolio is comprised of approximately 89.3% cultivation facilities and 10.7% dispensaries. We define tenant reimbursement commitments as a commitment pursuant to our lease with the tenant to fund alterations, additions or improvements to the premises.

As of December 31, 2021, we have aggregate unfunded commitments to invest $24.0 million for the development and improvement of our existing cultivation facilities in Arizona, Massachusetts, Missouri and Pennsylvania. We define these tenant reimbursement commitments as a commitment pursuant to our lease with the tenant to fund alterations, additions or improvements to the premises. Our leases are generally structured to disburse capital over specified periods of time. The leases also generally contain certain provisions that require tenants to pay rent on the full amount of capital under each lease, whether or not disbursed. As of December 31, 2021, our Pennsylvania cultivation facility is currently paying rent on approximately $7.0 million of unfunded capital.

Existing Portfolio. The table below sets forth our property portfolio as of December 31, 2021:

Property Type	State	Tenant/Borrower(1)	Rentable Square Feet(2)	Capital Investment(3)
Cultivation	Florida	Curaleaf	379,435	$55,000,000
Cultivation	Illinois	Cresco Labs	222,455	50,731,761
Cultivation	Massachusetts	Revolutionary Clinics	145,852	42,860,186	(4)
Cultivation	Pennsylvania	Trulieve	144,602	37,222,909	(5)
Cultivation	Missouri	Organic Remedies	81,808	16,063,732	(6)
Cultivation	Massachusetts	Columbia Care	38,890	13,826,255
Cultivation	Illinois	Columbia Care	32,802	11,360,605
Cultivation	Pennsylvania	Acreage	30,625	10,160,872
Cultivation	Massachusetts	Acreage	38,380	9,790,499
Cultivation	Arizona	Mint	130,757	5,527,099	(7)(8)
Dispensary	California	Columbia Care	2,470	3,773,941
Dispensary	Ohio	Curaleaf	7,200	3,353,213
Dispensary	Illinois	Curaleaf	5,040	3,361,956
Dispensary	Connecticut	Curaleaf	11,181	2,932,432
Dispensary	Pennsylvania	Curaleaf	3,500	2,227,066
Dispensary	Massachusetts	Columbia Care	4,290	2,320,264
Dispensary	North Dakota	Curaleaf	4,590	2,174,504
Dispensary	Arkansas	Curaleaf	7,592	2,157,438
Dispensary	Massachusetts	PharmaCann	11,116	2,087,116
Dispensary	Pennsylvania	Curaleaf	1,968	1,917,403
Cultivation	Massachusetts	Mint	39,600	1,600,000	(9)
Dispensary	Illinois	Curaleaf	6,100	1,733,729
Dispensary	Pennsylvania	PharmaCann	3,481	1,314,035
Dispensary	Illinois	Columbia Care	4,736	1,215,421
Dispensary	Illinois	Curaleaf	4,200	1,024,162
Dispensary	Connecticut	Acreage	2,872	928,251
Dispensary	Massachusetts	PharmaCann	3,850	820,819	(10)
Dispensary	Illinois	Curaleaf	1,851	594,680
Total			1,371,243	$288,080,348

(1)	Lease is with a subsidiary of this entity, for which this entity or an affiliate is a guarantor.
(2)	Includes estimated rentable square feet at completion of construction.
(3)

Includes the purchase price (and transaction costs that have been capitalized into the purchase price) and tenant reimbursement commitments funded, if any, as of December 31, 2021. Excludes tenant reimbursement commitments not funded as of December 31, 2021. See footnotes below.

(4)	Includes 88,200 OP Units issued in connection with the purchase of the property.
(5)	Excludes $7,046,612 of tenant reimbursement commitments not funded as of December 31, 2021. The tenant is currently paying rent on this unfunded commitment.
(6)	Excludes $5,026,934 of tenant reimbursement commitments not funded as of December 31, 2021.
(7)	Property is currently in development and we expect will receive final licensing upon occupancy.
(8)	Excludes $8,967,902 of tenant reimbursement commitments not funded as of December 31, 2021.
(9)	Excludes $3,000,000 of tenant reimbursement commitments not funded as of December 31, 2021.
(10)	This property was sold on March 21, 2022.

Percentage Leased and Base Rent

The following table sets forth the percentage leased and annualized base rent per leased square foot for our portfolio as of the dates indicated below.

City, State	Tenant	Year End	% Leased	Annualized Base Rent per Leased Square Foot(1)
Uncasville, CT	Acreage	2019	100.0%	$35.46
Uncasville, CT	Acreage	2020	100.0	36.52
Uncasville, CT	Acreage	2021	100.0	38.47
Sterling, MA	Acreage	2019	100.0	33.15
Sterling, MA	Acreage	2020	100.0	34.15
Sterling, MA	Acreage	2021	100.0	35.97
Sinking Springs, PA	Acreage	2019	100.0	43.12
Sinking Springs, PA	Acreage	2020	100.0	44.41
Sinking Springs, PA	Acreage	2021	100.0	46.78
Aurora, IL	Columbia Care	2019	100.0	28.95	(2)
Aurora, IL	Columbia Care	2020	100.0	40.90
Aurora, IL	Columbia Care	2021	100.0	41.92
Chicago, IL	Columbia Care	2019	100.0	24.05	(2)
Chicago, IL	Columbia Care	2020	100.0	24.05
Chicago, IL	Columbia Care	2021	100.0	24.66
Greenfield, MA	Columbia Care	2019	100.0	50.89	(2)
Greenfield, MA	Columbia Care	2020	100.0	50.89
Greenfield, MA	Columbia Care	2021	100.0	52.16
Lowell, MA	Columbia Care	2019	100.0	26.73	(2)
Lowell, MA	Columbia Care	2020	100.0	35.86
Lowell, MA	Columbia Care	2021	100.0	44.25
San Diego, CA	Columbia Care	2019	100.0	187.34	(2)
San Diego, CA	Columbia Care	2020	100.0	187.34
San Diego, CA	Columbia Care	2021	100.0	192.02
Lincoln, IL	Cresco	2019	100.0	21.71	(2)
Lincoln, IL	Cresco	2020	100.0	27.11
Lincoln, IL	Cresco	2021	100.0	27.79
Chicago, IL	Curaleaf	2021	100.0	65.83
Mt. Dora, FL	Curaleaf	2020	100.0	18.84
Mt. Dora, FL	Curaleaf	2021	100.0	18.84
Groton, CT	Curaleaf	2020	100.0	26.11
Groton, CT	Curaleaf	2021	100.0	26.76
King of Prussia, PA	Curaleaf	2020	100.0	93.75
King of Prussia, PA	Curaleaf	2021	100.0	96.09
Litchfield, IL	Curaleaf	2020	100.0	30.75
Litchfield, IL	Curaleaf	2021	100.0	31.52
Little Rock, AR	Curaleaf	2020	100.0	27.24
Little Rock, AR	Curaleaf	2021	100.0	27.92
Mokena, IL	Curaleaf	2020	100.0	24.16
Mokena, IL	Curaleaf	2021	100.0	24.76
Morris, IL	Curaleaf	2020	100.0	25.56
Morris, IL	Curaleaf	2021	100.0	27.71
Newark, Ohio	Curaleaf	2020	100.0	46.89
Newark, Ohio	Curaleaf	2021	100.0	48.06
Morton, PA	Curaleaf	2020	100.0	63.52
Morton, PA	Curaleaf	2021	100.0	65.10
Minot, ND	Curaleaf	2021	100.0	46.13
Franklin, MA	PharmaCann	2020	100.0	21.94	(3)
Franklin, MA	PharmaCann	2021	100.0	47.00
Shamokin, PA	PharmaCann	2020	100.0	43.52
Shamokin, PA	PharmaCann	2021	100.0	44.72
Shrewsbury, MA	PharmaCann	2020	100.0	19.42

Shrewsbury, MA	PharmaCann	2021	100.0	19.96
Mckeesport, PA	Trulieve	2019	100.0	31.84
Mckeesport, PA	Trulieve	2020	100.0	23.76	(4)
Mckeesport, PA	Trulieve	2021	100.0	36.47	(4)(5)
Palmer, MA	Mint	2021	100.0	5.31	(6)
Phoenix, AZ	Mint	2021	100.0	5.56	(6)
Fitchburg, MA	Revolutionary Clinics	2021	100.0	34.56
Chaffee, MO	Organic Remedies	2021	100.0	22.64	(7)

(1)	Annualized base rent per leased square foot is calculated by dividing (i) December annualized base rent by (ii) net rentable square feet.
(2)	Property was purchased in December 2019. December 2019 rent is pro-rated on an annualized basis.
(3)	Property was a build-to-suit and was not placed in service. Rent per square foot was based on anticipated building square footage upon completion. This property was sold on March 21, 2022.
(4)	Property is under construction. Rent per square foot is based on square footage placed in service as of December of each year.
(5)	As of December 31, 2021, this property is currently paying rent on approximately $7.0 million of unfunded capital.
(6)	Property is under construction. Rent per square foot is based on square footage upon completion of construction.
(7)	Property was purchased in December 2021. December 2021 rent was pro-rated on an annualized basis.

Lease Expirations

The following table sets forth a summary of the lease expirations for leases in place as of December 31, 2021 for each of the ten full calendar years beginning January 1, 2021. The information set forth in the table assumes that tenants exercise no renewal options.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring	% of Portfolio Net Rentable Square Feet	Annualized Base Rent(1)	% of Portfolio Annualized Base Rent	Annualized Base Rent per Leased Square Foot(2)
2021	—	—	—	—	—	$—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
2024	—	—	—	—	—	—
2025	—	—	—	—	—	—
2026	—	—	—	—	—	—
2027	—	—	—	—	—	—
2028	—	—	—	—	—	—
2029	3	11,496	0.84%	814,848	2.27%	70.88
2030	—	—	—	—	—	—
2031	3	18,447	1.34	558,453	1.55%	30.27
Thereafter	22	1,341,300	97.82	34,602,761	96.18%	25.80
Total/Weighted Average(3)	28	1,371,243	100.0%	$35,976,062	100.0%	$26.24

(1)	Annualized base rent is calculated by multiplying (i) rental payments (defined as cash rents without regard to rental abatements) for the month ended December 31, 2021, by (ii) 12.
(2)	Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent (without regard to rental abatements) by (ii) net rentable square feet.
(3)

Does not include a Mortgage loan collateralized by a cultivation and processing facility. The loan is structured to convert to a twenty-year sale leaseback, unless a specific provision in the loan agreement is satisfied prior to July 29, 2022.

Geographical Diversification

Geographic diversification is an important component of any real estate portfolio, including ours. Exposure to different states and municipalities mitigates the risk of adverse impacts on our portfolio from economic, environmental, regulatory or demographic changes. Our properties are located in Arizona, Arkansas, California, Connecticut, Florida, Illinois, Massachusetts, Missouri, North Dakota, Ohio and Pennsylvania. These states represent different phases of cannabis market structure and development, as well as diverse regional economic drivers. The following table sets forth certain state-by-state information regarding our property portfolio as of December 31, 2021:

State	Number of Properties	Capital Investment(1)		Rentable Square Feet(2)	Percentage of Annualized Rental Revenue(3)
Massachusetts	7	$73,305,139	(4)	281,978	25.0%
Illinois	7	70,022,313		277,184	23.2%
Florida	1	55,000,000		379,435	19.9%
Pennsylvania	5	52,842,286	(5)	184,176	20.2	%(6)
Missouri	1	16,063,732	(7)	81,808	5.1%
California	1	3,773,941		2,470	1.3%
Connecticut	2	3,860,683		14,053	1.1%
Ohio	1	3,353,213		7,200	1.0%
Arizona	1	5,527,099	(8)	130,757	2.0%
North Dakota	1	2,174,504		4,590	0.6%
Arkansas	1	2,157,438		7,592	0.6%
Total	28	$288,080,348		1,371,243	100%

(1)

Includes the purchase price (and in some cases, transaction costs that have been capitalized into the purchase price) and tenant reimbursement commitments funded, if any, as of December 31, 2021. Excludes tenant reimbursement commitments not funded as of December 31, 2021. See footnotes below.

(2)	Includes estimated rentable square feet at completion of construction.
(3)	Annualized rental revenue represents the annualized monthly base rent of executed leases as of December 31, 2021.
(4)	Includes $40,070,000 in cash and 88,200 OP Units issued in connection with the purchase of a property. Excludes $3,000,000 of tenant reimbursement commitments not funded as of December 31, 2021.
(5)	Excludes $7,046,612 of tenant reimbursement commitments not funded as of December 31, 2021.
(6)	Includes a property that is currently paying rent on approximately $7.0 million of unfunded capital.
(7)	Excludes $5,026,934 of tenant reimbursement commitments not funded as of December 31, 2021.
(8)	Excludes $8,967,902 of tenant reimbursement commitments not funded as of December 31, 2021

Our Tenants

We target companies that have successfully navigated complex state regulation and fulfilled rigorous state-licensing requirements. We believe we have been diligent in partnering with a diverse tenant base of experienced operators in limited licensed jurisdictions that have strong management teams. Our tenants have generally demonstrated access to capital, which is critical to continuing to execute on their respective business plans.

As of December 31, 2021, all of our revenues were derived from nine tenants. The following table sets forth the tenants in our property portfolio as of December 31, 2021. All of our leases include a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Tenant(1)	Capital Investment(2)		Number of Leases	Percentage of Annualized Rental Revenue(3)
Curaleaf	$76,476,584		11	25.8%
Cresco Labs	50,731,761		1	17.2%
Trulieve	37,222,909	(4)	1	14.7%
Revolutionary Clinics	42,860,186	(5)	1	14.0%
Columbia Care	32,496,486		5	10.9%
Acreage	20,879,622		3	8.1%
Organic Remedies	16,063,732	(6)	1	5.1%
Mint	7,127,099	(7)	2	2.6%
PharmaCann	4,221,969		3	1.6%
Total	$288,080,348		28	100.0%

(1)	Lease is with a subsidiary of this entity, for which this entity or an affiliate is a guarantor.
(2)

Includes the purchase price (and transaction costs that have been capitalized into the purchase price) and tenant reimbursement commitments funded, if any, as of December 31, 2021. Excludes tenant reimbursement commitments not funded as of December 31, 2021. See footnotes below.

(3)	Annualized Rental Revenue represents the annualized monthly base rent of executed leases and annualized interest income on mortgage loan as of December 31, 2021.
(4)	Excludes $7,046,612 of tenant reimbursement commitments not funded as of December 31, 2021. The tenant is currently paying rent on this unfunded commitment.
(5)	Includes 88,200 OP Units issued in connection with the purchase of a property.
(6)	Excludes $5,026,934 of tenant reimbursement commitments not funded as of December 31, 2021.
(7)	Excludes $11,967,902 of tenant reimbursement commitments not funded as of December 31, 2021.

The following sets forth additional information related to certain of our tenants as of December 31, 2021:

Curaleaf

We own ten dispensaries and one cultivation facility that are leased to subsidiaries of Curaleaf, which is, or an affiliate is, the corporate guarantor. Curaleaf is publicly-traded on the CSE and OTC markets under the symbols CURA and CURLF, respectively. Curaleaf’s filings, including their financial information, are electronically available at www.sec.gov and from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system.

Cresco Labs

We own one cultivation facility that is leased to a subsidiary of Cresco Labs, which is the corporate guarantor. Cresco Labs is publicly-traded on the CSE and the OTC markets under the symbols CL and CRLBF, respectively. Cresco Lab’s filings, including their financial information, are electronically available at www.sec.gov and from the Canadian SEDAR at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system.

Our Borrower

While our focus is primarily on sale leaseback transactions, we may, from time to time, incorporate loan elements into a transaction to be strategic with our tenants/borrowers and differentiate ourselves from competitors. We anticipate that any loans we provide will be part of a transaction with the objective to acquire the subject property and secure a long-term lease consistent with our sale leaseback program.

At December 31, 2021, we had one loan outstanding that was structured to convert to a twenty-year sale leaseback, unless a specific provision in the loan agreement is satisfied prior to July 29, 2022. Interest for the loan period was prepaid at closing and a repayment premium would be due if the loan is repaid. Interest payments from this borrower during the loan period are classified as “Interest Income from Mortgage Loan” in our Consolidated Statement of Operations included in our Annual Report on Form 10-K incorporated herein by reference. Upon conversion to a sale leaseback transaction, the lease payments would be considered rental revenue, consistent with our other tenant relationships.

As of December 31, 2021, all of our Interest Income from Mortgage Loan was derived from one borrower. The following table sets forth the borrower in our portfolio as of December 31, 2021. Our loan includes a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Borrower	Capital Investment	Number of Loans	Percentage of Annualized Interest Income on Mortgage Loan
Hero Diversified Associates Inc.	$30,000,000	1	100.0%
Total	$30,000,000	1	100.0%

Additional Information with Respect to Certain of Our Properties

Florida Industrial Property

This 379,435 square foot industrial property is the largest property in our portfolio by square footage and rental revenue. As of December 31, 2021 this property was 100% leased, with annualized base rent of $7.2 million. The building was constructed in various stages from 2001 to 2020, and is 100% leased to a subsidiary of Curaleaf through July 31, 2035 with two five-year renewal options. Curaleaf is publicly-traded on the CSE and OTC markets and, as of December 31, 2021, had an equity market capitalization of $6.1 billion. Curaleaf is one of the largest vertically integrated multistate operators, and as of December 31, 2021 reportedly operated 25 cultivation facilities and 117 dispensaries across 23 states. This lease includes a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Percent Leased and Revenue Per Rentable Square Foot

As of December 31, 2021 and 2020, the Florida industrial property was 100% leased, with revenue per rentable square foot of $18.84 and $18.84, respectively.

Tax Basis and Depreciation

As of December 31, 2021, our federal tax basis in this property is estimated to be approximately $55.0 million. The life claimed for this property is 40 years. Depreciation is calculated on a straight-line basis at a rate of 2.5% per year.

Illinois Industrial Property

This 222,455 square foot industrial property is the second largest property in our portfolio by square footage and rental revenue. As of December 31, 2021 this property was 100% leased, with annualized base rent of $6.2 million. Construction of the building was completed in 2020 and is 100% leased to a subsidiary of Cresco Labs through December 31, 2034, with two five-year renewal options. Cresco Labs is publicly-traded on the CSE and the OTC markets, and, as of December 31, 2021, had an equity market capitalization of $1.9 billion. As of December 31, 2021, Cresco Labs reportedly operated 15 cultivation facilities and 46 dispensaries across nine states. This lease includes a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Percent Leased and Revenue Per Rentable Square Foot

As of December 31, 2021 and 2020, the Illinois industrial property was 100% leased, with revenue per rentable square foot of $27.79 and $21.71, respectively.

Tax Basis and Depreciation

As of December 31, 2021, our federal tax basis in this property is estimated to be approximately $50.7 million. The life claimed for this property is 40 years for the building and 15 years for improvements. Depreciation is calculated on a straight-line basis at a rate of 2.5% and 6.67% per year.

Massachusetts Industrial Property

This 145,852 square foot industrial property is the third largest in our portfolio by square footage and rental revenue. As of December 31, 2021 this property was 100% leased, with annualized base rent of $5.0 million. The building was constructed in 1885, improved in various stages from 2016 to 2020, and is 100% leased to a subsidiary of Revolutionary Clinics through June 30, 2036 with three five-year renewal options. Revolutionary Clinics is a privately-held, vertically integrated operator in Massachusetts. As of December 31, 2021, Revolutionary Clinics reportedly owned one cultivation and processing facility and three operational dispensaries in Massachusetts. This lease includes a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Percent Leased and Revenue per Rentable Square Foot

As of December 31, 2021, the Massachusetts industrial property was 100% owned, leased or occupied by Revolutionary Clinics and affiliates of Revolutionary Clinics, with revenue per rentable square foot of $34.56.

Tax Basis and Depreciation

As of December 31, 2021, our federal tax basis in this property is estimated to be approximately $42.9 million. The life claimed for this property is 40 years. Depreciation is calculated on a straight-line basis at a rate of 2.5% per year.

Pennsylvania Industrial Property

This 144,602 square foot industrial property is the fourth largest tenant in our portfolio by square footage and rental revenue. As of December 31, 2021this property was 100% leased, with annualized base rent of $5.3 million. The building was constructed in various phases between 2018 and 2021 and is 100% leased to a subsidiary of Trulieve through October 31, 2034 with two five-year renewal options. Trulieve is publicly-traded on the CSE and the OTC markets, and as of December 31, 2021, had an equity market capitalization of $4.8 billion. As of December 31, 2021, Trulieve reportedly operated ten cultivation facilities and 159 dispensaries across 11 states. This lease includes a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Percent Leased and Revenue Per Rentable Square Foot

As of December 31, 2021 and 2020 the Pennsylvania industrial property was 100% leased, with rentable square footage of 102,543 and 42,059 and 102,543 and 33,422 square feet, respectively and revenue per rentable square foot of $36.47 and $23.76, respectively.

Tax Basis and Depreciation

As of December 31, 2021, our federal tax basis in this property is estimated to be approximately $28.5 million. The life claimed for this property is 40 years for the building and 20 years for improvements. Depreciation is calculated on a straight-line basis at a rate of 2.5% per year and 5.0% per year.

Rights of First Offer

Acreage

Under a First Offer Agreement dated May 9, 2019, we have a right of first offer to acquire cannabis related properties valued over $1,000,000 identified for acquisition by Acreage and to provide funding for any build-to-suit construction, expansion, or material alterations of the improvements thereon. This agreement expires May 31, 2022 and will be automatically extended for consecutive one-year terms unless we or Acreage elect to terminate the agreement by giving written notice at least 30 days prior to the expiration date.

The right of first offer generally requires Acreage to notify us in writing of the real estate acquisition opportunity. We will have five days after receipt of the notice to give written notice to Acreage that we desire to enter into negotiations with regard to the acquisition opportunity. We will then have 90 days to negotiate with the owner of the property and enter into a term sheet or letter of intent. If we are unable to reach an agreement within 90 days, Acreage will be free to negotiate an agreement with the property owner in connection with the acquisition opportunity.

Columbia Care

Pursuant to our leases with Columbia Care and its affiliates, we have been granted a right of first offer with respect to certain properties owned by Columbia Care and its affiliates. The right of first offer generally requires Columbia Care and its affiliates, prior to agreeing to sell any property they own located in the U.S., to offer, by written notice, to sell the property to us. We will have 15 days after receipt of the written offer notice to give written notice to Columbia Care as to whether we desire to purchase the property, such written notice setting forth the purchase price and terms and conditions upon which we are willing to purchase the property and (if applicable) lease the property back to Columbia Care and its affiliates. We will then have 45 days to negotiate the principal terms of the transaction. If we are able to come to an agreement on the principal terms of the transaction, we will then have 60 days to negotiate the definitive transaction documents. If we are unable to come to an agreement during either the 45- or 60-day period, then Columbia Care and its affiliates may solicit, market and/or sell the property, provided that the sale closes within 270 days after the date on which Columbia Care was able to market the property pursuant to the terms of this right of first offer. If after the expiration of such 270-day period the sale of the property has not closed, then our right of first offer shall be reinstated and such right of first offer shall continue until the expiration of the right of first offer on December 23, 2022.

Until December 23, 2022, we have granted our tenants that are affiliates of Columbia Care a right of first offer. Pursuant to the tenant right of first offer, we must present the tenant with written notice of our intent to sell the property at which they are a tenant. The tenant’s right of first offer is subject to the same terms as those described in the immediately preceding paragraph.

Property Characteristics

Cultivation and Processing Properties. Cultivation and processing properties are required to be operated by businesses that have completed a rigorous state licensing process. Because interstate commerce involving cannabis is prohibited and the number of licenses granted in a particular state is typically restricted, there are substantial barriers to entry for competing facilities. We believe owning these mission critical industrial facilities with long- term leases will generate highly attractive current yields and above market returns for industrial facilities. We expect to target cannabis cultivation and production facilities that generally are improved with state-of-the-art infrastructure and equipment to facilitate optimal growing conditions, including enhanced HVAC systems for climate and humidity control, high-capacity plumbing systems, specialized lighting systems, and sophisticated building management, cultivation monitoring and security systems.

Dispensaries. We believe that dispensaries provide enhanced geographical and supply chain diversification to our portfolio. Contrary to the decline of general brick and mortar retail stores driven by the growing shift to online activity, we expect distribution of cannabis products to primarily be through licensed locations, similar to alcohol and pharmaceutical products. Dispensary locations are difficult to locate because they not only need to be in highly desirable locations, but they also need to satisfy local zoning requirements and not meet local objection. Each city and state have their own requirements and specifications for an entitlement process, but generally these conditional-use permitting processes create barriers to entry for competing locations due to sensitive use restrictions and avoidance of clustering of dispensaries. The dispensaries we intend to acquire will be those that have already been qualified and licensed for retail cannabis sales. This gives strategic defensibility to the business and the real estate. Additionally, we expect that dispensaries will be an important component of the industry’s expansion as operators see education and customer interaction as key to growing the customer base and increasing transaction volume.

Our Target Markets

As of December 31, 2021, we owned properties in the following 11 states: Arizona, Arkansas, California, Connecticut, Florida, Illinois, Massachusetts, Missouri, North Dakota, Ohio and Pennsylvania. We focus on states and municipalities where licensed cannabis properties are in high demand and connected to the operating license. This is a critical component of our underwriting methodology due to the fact that approaches to regulation vary significantly by state and municipality. For example, as of December 31, 2021, Oregon had issued over 1,200 cultivator and over 300 processor licenses, while Pennsylvania had only issued 25 grower/processor licenses. We believe that states with licensing limitations and more rigorous licensing requirements present more attractive investment opportunities because the operators are likely to be better capitalized and the properties more valuable for remarketing, should the need arise. Additionally, in states that have a more relaxed regulatory environment, strict municipal laws or regulations may present similar locally attractive opportunities.

Transporting cannabis across state lines remains illegal. As a result, each state has its own supply and demand dynamics that are largely driven by how the state devised its cannabis laws and regulations. For this reason, we prioritize states that present dynamics constructive to the credit risk of the tenant. We focus on population, licensing limits, approved therapies and number of licenses, among other factors. Limited-license jurisdictions typically have more restrictions resulting in fewer licensees and creating a natural barrier to entry. This leads to a more favorable operating environment for our lessees, which we believe reduces their credit risk relative to operators in states with unlimited licenses (e.g., Oregon).

We believe that much has been learned by cannabis industry participants and regulators over the past twenty years about creating a regulatory framework that strikes the right balance of healthy competition, economics, risk and control. We believe that many of the states creating new cannabis markets have observed the shortcomings of unlimited license structures, better understand the operating environment and are developing regulations to better manage the cannabis industry. Since each state takes a different approach to regulation, and in some instances, there are municipal laws layered on top of state laws, our analysis of each opportunity requires significant understanding of the state and local operating environment.

Our Financing Strategy

We intend to meet our long-term liquidity needs through cash flow from operations, the issuance of equity and debt securities, including common stock, preferred stock and long-term notes, and asset level financing from financial institutions. Where possible, we also may issue OP Units to acquire properties from existing owners seeking a tax-deferred transaction. We expect to issue equity and debt securities at times when we believe that our stock price or cost of debt capital, respectively, is at a level that allows for the reinvestment of offering proceeds in accretive property acquisitions. We may also issue common stock to permanently finance properties that were previously financed by debt securities. However, we cannot assure you that we will have access to the capital markets at times and on terms that are acceptable to us. Our investment guidelines will initially provide that our aggregate borrowings (secured and unsecured) will not exceed 50% of the cost of our tangible assets at the time of any new borrowing, subject to our board of directors’ discretion.

Competition

The current market for properties that meet our investment objectives is limited. In addition, we believe finding properties that are appropriate for the specific use of allowing medical-use and adult-use cannabis operators may be limited as more competitors enter the market, and as regulated cannabis operators obtain greater access to alternative financing sources, including but not limited to equity and debt financing sources. For example according to analysis by Viridian Capital Advisors, North American cannabis companies either closed or announced more than $12.8 billion in capital in 2021 through December 31.

We face significant competition from a diverse mix of market participants, including but not limited to, other companies with similar business models, independent investors, hedge funds and other real estate investors, hard money lenders, and cannabis operators themselves, all of whom may compete with us in our efforts to acquire real estate zoned for regulated cannabis facilities. In some instances, we will be competing to acquire real estate with persons who have no interest in the cannabis industry but have identified value in a real estate location that we may be interested in acquiring. In particular, we face competition from established companies in this industry, including Innovative Industrial Properties, Inc. (the largest publicly-traded cannabis-focused REIT listed in the U.S.) as well as local real estate investors, particularly for smaller retail assets. Recently, we have also seen competition from emerging debt funds. We believe that most cannabis cultivation facilities typically require capital in excess of $20.0 million, which could provide some barriers for smaller potential competitors.

These competitors may prevent us from acquiring desirable properties or may cause an increase in the price we must pay for properties. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms.

In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing regulated cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase substantially, resulting in increased demand and increased prices paid for these properties. Furthermore, changes in federal regulations pertaining to cannabis could also lead to increased access to U.S. capital markets for our competitors and for regulated cannabis operators (including but not limited to access to Nasdaq and/or the New York Stock Exchange). We compete for the acquisition of properties primarily based on their purchase price and lease terms. If we pay higher prices for properties or offer lease terms that are less attractive for us, our profitability may decrease, and you may experience a lower return on our common stock. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

Risk Management

We are focused on creating a diversified portfolio based on tenants, geographical concentration and license concentration (i.e., dispensary vs. cultivation). In completing rigorous asset-level and tenant due diligence, we draw upon a pool of highly experienced professionals within our management team, investment committee and third parties to underwrite, evaluate and diligence investment opportunities. We obtain third-party property condition reports, environmental reviews and other customary diligence items.

Our underwriting criteria primarily focuses on:

Tenant Character

This criterion focuses on the tenant’s reputation (as perceived by us) and track record of paying debts. Our evaluation goes beyond these criteria to understand the tenant’s ability to manage in a highly regulated and complex industry and meet a rigorous set of state licensing requirements. We will continue to target operators that have experience in the industry and have built a positive reputation.

Financial Stability and Capacity

We evaluate a tenant and financial guarantor’s financial stability and capacity to meet all their respective obligations, including rent, insurance and taxes by evaluating their respective balance sheet, cash flow and net income history and projections. Reviewing these financial statements and projections, inclusive of key assumptions, provides a window into a tenant and financial guarantor’s ability to meet all financial obligations. In instances of tenants pursuing growth strategies where profitability is delayed, we evaluate a tenant’s liquidity and capital resources to withstand losses and achieve cash flow necessary to fulfill its obligations.

Ongoing monitoring of tenant credit quality is an important element of our risk management activity. We review, on a quarterly basis, tenant and guarantor financial statements, when available, and perform ongoing monitoring of tenant and guarantor announcements pertaining to their business operations and financial performance. We perform certain financial analysis on tenant and guarantor financial statements, when available, to understand the tenant’s ability to meet financial obligations when due, as well as the revenue and cash flows derived from the properties we own. We also benchmark financial performance at the properties we own to other cannabis properties, to the extent such information is available.

Access to Capital

Capital and access to capital are critical to the success of high-growth businesses. We assess a tenant’s ability to withstand varying market conditions, adjust to an evolving market landscape, invest in capabilities necessary to remain competitive and fund operating losses, if applicable.

Real Estate

We seek to ensure that our facilities are considered mission-critical to our tenants, which positions us high in their cash flow priorities. We focus on states and municipalities where licensed cannabis properties are in high demand and connected to the operating license. Furthermore, we focus on potential non-cannabis alternative uses for properties we own, as well as standard real estate metrics such as the cost-basis, price per square foot and replacement cost-basis to minimize risk from shifts in industry dynamics or regulatory developments. We also focus on the ability of a facility to produce expected revenue based on cultivation capacity, harvest cycles and pricing in each unique market and then evaluate each transaction using rent as a percentage of revenue, in order to underwrite a property’s ability to generate free cash flow for the tenant.

Other Conditions

This category encompasses industry conditions, tenant circumstances and transaction terms. We focus on segments of the legal cannabis industry that present long-term sustainable trends supporting the success of our tenant and security of our contractual cash flow. Additionally, we evaluate the tenant’s use for the property relative to its other activities, as well as its positioning in the marketplace. We may also negotiate the terms of our leases to provide additional protection for the company when we deem necessary.

Pursuant to our triple-net leases, tenants are responsible for the ongoing expenses of a property (including taxes and insurance), in addition to the tenants’ rent obligations. We monitor all lease provisions to ensure strict compliance, including any tenant improvement funds that may be distributed. Additionally, our leases typically require tenant financials to be delivered on a regular basis and documentation to demonstrate compliance with all state laws, rules and cannabis regulations. When distributing tenant improvement funds, we engage a third-party to review each reimbursement request for accuracy, completion of work and proof of payment prior to disbursement.

Investment Guidelines

Our board of directors will adopt the following initial investment guidelines:

•	No investment will be made that would cause us to fail to qualify as a REIT.

•	No investment will be made that would cause us to register as an investment company under the 1940 Act.

•

The proceeds of any future offering by us or our operating partnership, and cash from operations and capital transactions may be invested in interest-bearing, short-term, investment-grade investments, subject to the requirements for maintaining our qualification as a REIT.

•	Our aggregate borrowings (secured and unsecured) will not exceed 50% of the cost of its tangible assets at the time of any new borrowing.

The investment committee of our board of directors oversees our investment portfolio and compliance with our investment guidelines and policies. These investment guidelines may be changed or waived by our investment committee or board of directors without the approval of our stockholders.

The Merger

We were incorporated on April 9, 2019 originally under the name GreenAcreage Real Estate Corp. On March 17, 2021, we consummated a merger pursuant to which we combined our company with the Target, and renamed ourselves “NewLake Capital Partners, Inc.” Immediately prior to the Merger, our company owned a portfolio of five properties among five states. The Target was a Maryland corporation organized in April 2019 under the name New Lake Capital Partners, Inc. that, immediately prior to the Merger, owned a portfolio of 19 properties among eight states.

Upon completion of the Merger, we owned 24 properties across nine states, and became one of the largest REITs in the cannabis industry. We consummated the Merger and combined businesses with the Target to, among other things, benefit from increasing economies of scale as we continue to grow, and as part of our evolution toward entering the public markets. In connection with the Merger, we also entered into various arrangements and agreements with certain of our significant stockholders, including director nomination rights. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A and incorporated by reference herein for more information about these director nomination rights.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If we continue to take advantage of any of these exemptions, we do not know if some investors will find shares of our common stock less attractive as a result. The result may be a less active trading market for shares of our common stock and the price of our common stock may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. This means that an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

Insurance

Our tenants are generally required to maintain liability and property insurance coverage for the properties they lease from us pursuant to triple-net leases. These leases generally require our tenants to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insureds on their liability policies and additional named insured and/or loss payee (or mortgagee, in the case of our lenders) on their property policies. We typically obtain title insurance policies when acquiring new properties, with the exception of our Sterling, MA property, which insure fee title to our real properties. Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our tenant with limitations such as large deductibles or co-payments that a tenant may not be able to meet. In addition, losses of a catastrophic nature, such as those caused by wind, hail, hurricanes, terrorism or acts of war, may be uninsurable or not economically insurable. In the event there is damage to our properties that is not covered by insurance and such properties are subject to recourse indebtedness, we will continue to be liable for the indebtedness, even if these properties are irreparably damaged. Should an uninsured loss arise against us, we would be required to use our own funds to resolve the issue, including litigation costs. See “Risk Factors—Risks Related to Our Business —Liability for uninsured losses could materially and adversely affect our business (including our financial performance and condition)” in our Annual Report on Form 10-K incorporated herein by reference. In addition to being a named insured on our tenants’ liability policies, we separately maintain commercial general liability coverage.

Government Regulation and Environmental and Related Matters

Federal Laws Applicable to the Medical-use and Adult-use Cannabis Industry

Cannabis (with the exception of hemp containing no more than 0.3% THC by dry weight) is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the CSA. The CSA classifies marijuana (cannabis) as a Schedule I controlled substance, and as such, both medical-use and adult-use cannabis are illegal under U.S. federal law. Moreover, on two separate occasions the U.S. Supreme Court ruled that the CSA trumps state law. Although internal policies and Congressional actions have placed certain limitations on the federal government’s ability to enforce federal cannabis laws against businesses legally operating under the medical marijuana laws of a given state, as discussed below, there exists the possibility that the federal government may enforce U.S. drug laws against companies operating in accordance with state cannabis laws, creating a climate of legal uncertainty regarding the production and sale of cannabis. Unless and until Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that the federal law enforcement authorities responsible for enforcing the CSA, including the DOJ and the DEA, may enforce current federal law.

Under the Obama administration, the DOJ previously issued memoranda, including the so-called “Cole Memo” on August 29, 2013, providing internal guidance to federal prosecutors concerning enforcement of federal cannabis prohibitions under the CSA. This guidance essentially characterized use of federal law enforcement resources to prosecute those complying with state laws allowing the use, manufacture and distribution of cannabis as an inefficient use of such federal resources where states have enacted laws legalizing cannabis in some form and have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations was not a priority for the DOJ. Instead, the Cole Memo directed U.S. Attorney’s Offices discretion not to investigate or prosecute state law compliant participants in the medical cannabis industry who did not implicate certain identified federal government priorities, including preventing interstate diversion or distribution of cannabis to minors.

On January 4, 2018, then-U.S. Attorney General Jeff Sessions issued a written memorandum rescinding the Cole Memo (the “Sessions Memo”). The Sessions Memo instructs federal prosecutors to enforce the laws enacted by Congress and to follow well-established principles that govern all federal prosecutors when deciding whether to pursue prosecutions related to cannabis activities. As a result, federal prosecutors could, and still can, use their prosecutorial discretion to decide to prosecute actors compliant with their state laws. The Sessions Memo states that “these principles require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” Although there have not been any identified prosecutions of state law compliant cannabis entities, there can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future and it remains unclear what impact the Sessions Memo will have on the regulated cannabis industry, if any.

President Biden’s Attorney General, Merrick Garland, has not provided a clear policy directive for the U.S. as it pertains to state-legal cannabis related activities. It is not yet known whether the DOJ under President Biden and Attorney General Garland will re-adopt the Cole Memo or announce a substantive cannabis enforcement policy, and there can be no assurances that DOJ or other law enforcement authorities will not seek to vigorously enforce existing laws. During Attorney General Garland’s confirmation hearings in February 2021, he noted that non-violent, low-level cannabis enforcement is not an effective use of federal law enforcement resources, and he seemed generally supportive of states’ rights to legalize and regulate marijuana. He stopped short of confirming that the DOJ would reissue an updated version of the Cole Memo, however.

One legislative safeguard for the medical cannabis industry, appended to federal appropriations legislation, remains in place. Commonly referred to as the “Rohrabacher-Blumenauer Amendment,” (or the “Rohrabacher-Farr Amendment”) this so-called “rider” provision has been appended to the Consolidated Appropriations Acts since 2015. Under the terms of the Rohrabacher-Blumenauer rider, the federal government is prohibited from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. On December 27, 2020, Congress passed an omnibus spending bill that again included the Rohrabacher-Blumenauer Amendment, extending its application until September 30, 2021. Congress did not pass the next spending bill before the September 30, 2021 deadline. On December 3, 2021, President Biden signed the Further Extending Government Funding Act which included the Rohrabacher-Blumenauer Amendment, extending its application through February 18, 2022, which was further extended through a stopgap appropriations bill until March 11, 2022. On March 11, 2022, President Biden signed the omnibus spending bill which included the Rohrabacher-Blumenauer Amendment, extending its application until September 30, 2022. There is no assurance that Congress will approve inclusion of a similar prohibition on DOJ spending in the appropriations bills for future years. In USA vs. McIntosh, the U.S. Circuit Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit’s opinion, which only applies in the states of Alaska, Arizona, California, Hawaii and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.

Furthermore, while we target the acquisition of medical-use facilities in certain jurisdictions, our leases do not prohibit cannabis cultivation for adult-use that is permissible under the state and local laws where our facilities are located. Consequently, certain of our tenants currently (and additional tenants may in the future) cultivate, process and/or dispense adult-use cannabis as well as medical-use cannabis in our facilities, as permitted by state and local laws now or in the future, which may in turn subject the tenant, us and our properties to greater and/or different federal legal and other risks as compared to facilities where cannabis is cultivated exclusively for medical use, including not providing protection under the Congressional spending bill provision.

Federal prosecutors have significant discretion to investigate and prosecute suspected violations of federal law and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production, processing or distribution. Any change in the federal government’s enforcement posture with respect to state-licensed cultivation of medical-use and adult-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in cannabis facilities in the U.S., which would adversely affect the trading price of our securities. Furthermore, following any such change in the federal government’s enforcement position, we could be subject to criminal prosecution, which could impact our ability to operate and could lead to imprisonment and/or the imposition of penalties, fines, or forfeiture. See “Risk Factors – Risks Related to Regulation” in our Annual Report on Form 10-K incorporated herein by reference.

State Laws Applicable to the Medical-use and Adult-use Cannabis Industry

In most states that have legalized medical-use and adult-use cannabis in some form, the growing, processing and/or dispensing of cannabis generally requires that the operator obtain one or more licenses in accordance with applicable state requirements. In addition, many states regulate various aspects of the growing, processing and/or dispensing of medical-use and adult-use cannabis. State and local governments in some cases also impose rules and regulations on the manner of operating cannabis businesses. As a result, applicable state and local laws and regulations vary widely, including, but not limited to, regulations governing medical-use and/or adult-use cannabis programs (such as the type of cannabis products permitted under the program, qualifications and registration of health professionals that may recommend treatment with medical cannabis, and the types of medical conditions that qualify for medical cannabis), product testing, the level of enforcement by state and local authorities on non-licensed cannabis operators, state and local taxation of regulated cannabis products, local municipality bans on operations and operator licensing processes and renewals. As a result of these and other factors, if our tenants default under their leases, we may not be able to find new tenants that can successfully engage in the cultivation, processing or dispensing of medical-use or adult-use cannabis on the properties.

There is no guarantee that state laws legalizing and regulating the growing, processing, sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until Congress amends or repeals the CSA with respect to medical-use and/or adult-use cannabis and the President approves such action (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the growing, processing, sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially and adversely affected.

Laws Applicable to Financial Services for Cannabis Industry

All banks are subject to federal law, whether the bank is a national bank or state-chartered bank. At a minimum, all banks maintain federal deposit insurance which requires adherence to federal law. Violation of federal law could subject a bank to loss of its charter. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. For example, under the Bank Secrecy Act, banks must report to the federal government any suspected illegal activity, which would include any transaction associated with a cannabis-related business. These reports must be filed even though the business is operating in compliance with applicable state and local laws. Therefore, financial institutions that conduct transactions with money generated by cannabis-related conduct could face criminal liability under the Bank Secrecy Act for, among other things, failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA.

Despite these laws, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. Concurrently with the FinCEN Memorandum, the DOJ issued supplemental guidance directing federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo with respect to federal money laundering, unlicensed money transmitter and Bank Secrecy Act offenses based on cannabis-related violations of the CSA. The FinCEN Memorandum sets forth extensive requirements for financial institutions to meet if they want to offer bank accounts to cannabis-related businesses and echoed the enforcement priorities of the Cole Memo. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories – “marijuana limited,” “marijuana priority,” and “marijuana termination” – based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively. FinCEN provides a lengthy (but not exhaustive) list of marijuana-related “red flags” in the FinCEN Memorandum that banks are obligated to be aware of and monitor for. This is a level of scrutiny that is far beyond what is expected of any normal banking relationship.

As a result, many banks are hesitant to offer any banking services to cannabis-related businesses, including opening bank accounts. While we currently maintain banking relationships, our inability to maintain those accounts or the lack of access to bank accounts or other banking services in the future, would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges. Similarly, if our proposed tenants are unable to access banking services, they will not be able to enter into triple-net leasing arrangements with us, as our leases will require rent payments to be made by check or wire transfer.

The rescission of the Cole Memo has not yet affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Although the FinCEN Memorandum remains intact, it is unclear whether the current administration will continue to follow, modify or retract the guidelines of the FinCEN Memorandum. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the DOJ’s enforcement priorities could change for any number of reasons. A change in the DOJ’s priorities could result in the DOJ’s prosecuting banks and financial institutions for crimes that were not previously prosecuted.

In addition, for our tenants that are publicly-traded companies, securities clearing firms may refuse to accept deposits of securities of those tenants, which may negatively impact the trading and valuations of such tenants and have a material adverse impact on our tenants’ ability to finance their operations and growth through the capital markets.

The increased uncertainty surrounding financial transactions related to cannabis activities may also result in financial institutions discontinuing services to the cannabis industry. See “Risk Factors – Risks Related to Regulation in our Annual Report on Form 10-K incorporated herein by reference.”

Agricultural Regulation

The medical-use and adult-use cannabis properties that we own that are used primarily for cultivation and production of medical-use and adult-use cannabis are subject to the laws, ordinances and regulations of state, local and federal governments, including laws, ordinances and regulations involving land use and usage, water rights, treatment methods, disturbance, the environment, and eminent domain.

Each governmental jurisdiction has its own distinct laws, ordinances and regulations governing the use of agricultural lands and water. Many such laws, ordinances and regulations seek to regulate water usage and water runoff because water can be in limited supply, as is the case in certain locations where our properties are located. In addition, runoff from rain or from irrigation is governed by laws, ordinances and regulations from state, local and federal governments. Additionally, if any of the water used on or running off from our properties flows to any rivers, streams, ponds, the ocean or other waters, there may be specific laws, ordinances and regulations governing the amount of pollutants, including sediments, nutrients and pesticides, that such water may contain.

We believe that our existing properties have, and other properties that we acquire in the future will have, sources of water, including wells and/or surface water that provide sufficient amounts of water necessary for the current operations at each location. However, should the need arise for additional water from wells and/or surface water sources, we may be required to obtain additional permits or approvals or to make other required notices prior to developing or using such water sources. Permits for drilling water wells or withdrawing surface water may be required by federal, state and local governmental entities pursuant to laws, ordinances, regulations or other requirements, and such permits may be difficult to obtain due to drought, the limited supply of available water within the districts of the states in which our properties are located or other reasons.

In addition to the regulation of water usage and water runoff, state, local and federal governments also seek to regulate the type, quantity and method of use of chemicals and materials for growing crops, including fertilizers, pesticides and nutrient rich materials. Such regulations could include restricting or preventing the use of such chemicals and materials near residential housing or near water sources. Further, some regulations have strictly forbidden or significantly limited the use of certain chemicals and materials. Licenses, permits and approvals must be obtained from governmental authorities requiring such licenses, permits and approvals before chemicals and materials can be used at grow facilities. Reports on the usage of such chemicals and materials must be submitted pursuant to applicable laws, ordinances, and regulations and the terms of the specific licenses, permits and approvals. Failure to comply with laws, ordinances and regulations, to obtain required licenses, permits and approvals or to comply with the terms of such licenses, permits and approvals could result in fines, penalties and/or imprisonment.

Because properties we own may be used for growing medical-use and adult-use cannabis, there may be other additional land use and zoning regulations at the state or local level that affect our properties that may not apply to other types of agricultural uses. For example, certain states in which our properties are located require stringent security systems in place at grow facilities and require stringent procedures for disposal of waste materials.

As an owner of cultivation facilities, we may be liable or responsible for the actions or inactions of our tenants with respect to these laws, regulations and ordinances.

Environmental Matters

Our properties and the operations thereon are subject to federal, state and local environmental laws, ordinances and regulations, including laws relating to water, air, solid wastes and hazardous substances. Our properties and the operations thereon are also subject to federal, state and local laws, ordinances, regulations and requirements related to the federal Occupational Safety and Health Act, as well as comparable state statutes relating to the health and safety of our employees and others working on our properties. Although we believe that we and our tenants are in material compliance with these requirements, there can be no assurance that we will not incur significant costs, civil and criminal penalties and liabilities, including those relating to claims for damages to persons, property or the environment resulting from operations at our properties. Furthermore, many of our properties have been repurposed for regulated cannabis operations, and historically were utilized for other purposes, including heavy industrial uses, which expose us to additional risks associated with historical releases of substances at the properties.

Real Estate Industry Regulation

Generally, the ownership and operation of real properties are subject to various laws, ordinances and regulations, including regulations relating to zoning, land use, water rights, wastewater, storm water runoff and lien sale rights and procedures. These laws, ordinances or regulations, such as the Comprehensive Environmental Response and Compensation Liability Act and its state analogs, or any changes to any such laws, ordinances or regulations, could result in or increase the potential liability for environmental conditions or circumstances existing, or created by tenants or others, on our properties. Laws related to upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of our properties or other impairments to operations, any of which would adversely affect our cash flows from operating activities.

Americans with Disabilities Act

Our properties must comply with Title III of the ADA to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. We believe the existing properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. Although our tenants are generally responsible for all maintenance and repairs of the property pursuant to our leases, including compliance with the ADA and other similar laws or regulations, we could be held liable as the owner of the property for a failure of one of our tenants to comply with these laws or regulations.

Legal Proceedings

We are currently not a party to any material legal proceedings. From time to time, we may in the future be a party to various claims and routine litigation arising in the ordinary course of business.

Corporate Information

NewLake Capital Partners, Inc., a Maryland corporation, was incorporated on April 9, 2019 originally under the name GreenAcreage Real Estate Corp. Our name was changed to NewLake Capital Partners, Inc. in March 2021 in connection with the Merger. Our principal executive offices are located at 27 Pine Street, Suite 50, New Canaan, CT 06840. Our telephone number is 203-594-1402. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investments in Real Estate or Interests in Real Estate

We conduct all of our investment activities through our operating partnership and its subsidiaries. Our investment objectives are to maximize the cash flow of our properties, acquire properties with cash flow growth potential, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through increases in the value of our company. Consistent with our policy to acquire assets for both income and capital gain, our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties and our acquisition and other strategic objectives, see “Business and Properties.”

We pursue our investment objectives primarily through the ownership by our operating partnership of our portfolio of properties and other acquired properties and assets. We currently intend to invest primarily in industrial properties and dispensaries. Future investment activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our qualification as a REIT for federal income tax purposes. In addition, we may purchase or lease income-producing industrial properties and dispensaries or other types of properties for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. We also may acquire real estate or interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be required to register as an “investment company” under the 1940 Act.

Investments in Real Estate Mortgages

While our portfolio consists of, and our business objectives emphasize, equity investments in industrial properties and dispensaries, we may, at the discretion of our board of directors and without a vote of our stockholders, invest in mortgages and other types of real estate interests in a manner that is consistent with our qualification as a REIT. We do not presently intend to invest in mortgages or deeds of trust. If we choose to invest in mortgages, we would expect to invest in mortgages secured by industrial properties and dispensaries. However, there is no restriction on the proportion of our assets that may be invested in a type of mortgage or any single mortgage or type of mortgage loan. Investments in real estate mortgages run the risk that one or more borrowers may default under the mortgages and that the collateral securing those mortgages may not be sufficient to enable us to recoup our full investment.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations and the income and asset tests necessary for REIT qualification, we may in the future invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers where such investment would be consistent with our investment objectives. We may invest in the debt or equity securities of such entities, including for the purpose of exercising control over such entities. We have no current plans to invest in entities that are not engaged in real estate activities. We will limit our investment in such securities so that we will remain exempt from the requirement to register as an “investment company” under the 1940 Act.

Investments in Other Securities

Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred stock or common stock.

Dispositions

We do not currently intend to dispose of any of our properties, although we reserve the right to do so if, based upon management’s periodic review of our portfolio, our board of directors determines that such action would be in our best interests.

Financings and Leverage Policy

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, if any, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or nonrecourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants and future rental rates. Our charter and bylaws do not limit the amount of debt that we may incur. Our board of directors has not adopted a policy limiting the total amount of debt that we may incur. Going forward, we intend to target a debt to gross total assets ratio of approximately 50%, which we believe is in line with similar publicly-traded REITs.

Our board of directors will consider a number of factors in evaluating the amount of debt that we may incur. If we adopt a debt policy, our board of directors may from time to time modify such policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Lending Policies

Although we do not have a policy limiting our ability to make loans to other persons, we do not intend to make loans to third parties although we may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. However, we do not intend to engage in significant lending activities. Any loan we make will be consistent with maintaining our qualification as a REIT.

Equity Capital Policies

To the extent that our board of directors determines to obtain additional capital, we may issue debt or equity securities, including OP Units or senior securities of our operating partnership, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as our operating partnership is in existence, we will generally contribute the proceeds of all equity capital raised by us to our operating partnership in exchange for additional interests in our operating partnership, which will dilute the ownership interests of the limited partners in our operating partnership.

Existing common stockholders will have no preemptive rights to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. We may in the future continue to issue shares of capital stock or OP Units in connection with acquisitions of property.

We may, under certain circumstances, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares of our common stock or other securities, and any such action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflict of Interest Policies

Overview

Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other. Our directors and officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, we, as the general partner of our operating partnership, have fiduciary duties and obligations to our operating partnership and its other partners under Maryland law and the partnership agreement in connection with the management of our operating partnership. Our fiduciary duties and obligations, as the general partner of our operating partnership, may come into conflict with the duties of our directors and officers to our company.

Under Delaware law, a general partner of a Delaware limited partnership has fiduciary duties of loyalty and care to the partnership and its partners and must discharge its duties and exercise its rights as general partner under the partnership agreement or Delaware law consistently with the obligation of good faith and fair dealing. The partnership agreement provides that, in the event of a conflict between the interests of our operating partnership or any partner, on the one hand, and the separate interests of our company or our stockholders, on the other hand, we, in our capacity as the general partner of our operating partnership, are under no obligation not to give priority to the separate interests of our company or our stockholders, and that any action or failure to act on our part or on the part of our directors that gives priority to the separate interests of our company or our stockholders that does not result in a violation of the contract rights of the limited partners of the operating partnership under its partnership agreement does not violate the duty of loyalty that we, in our capacity as the general partner of our operating partnership, owe to the operating partnership and its partners. The duty of care requires a general partner to refrain from engaging in grossly negligent or reckless conduct, intentional misconduct or a knowing violation of law, and this duty may not be unreasonably reduced by the partnership agreement.

The partnership agreement provides that we are not be liable to our operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for our intentional harm or gross negligence. The partnership agreement also provides that any obligation or liability in our capacity as the general partner of our operating partnership that may arise at any time under the partnership agreement or any other instrument, transaction or undertaking contemplated by the partnership agreement will be satisfied, if at all, out of our assets or the assets of our operating partnership only, and no obligation or liability of the general partner will be personally binding upon any of our directors, stockholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our directors or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission. Our operating partnership must indemnify us, our directors and officers, officers of our operating partnership and any other person designated by us against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) for any transaction for which such person actually received an improper personal benefit in violation or breach of any provision of the partnership agreement, or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful.

Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.

Sale or Refinancing of Properties

While we will have the exclusive authority under the partnership agreement to determine whether, when, and on what terms to sell a property or when to refinance or repay indebtedness, any such decision would require the approval of our board of directors.

Policies Applicable to All Directors and Officers

Our charter and bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. We intend, however, to adopt policies that are designed to eliminate or minimize potential conflicts of interest, including a policy for the review, approval or ratification of any related party transactions. This policy will provide that the audit committee of our board of directors will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party before approving such transaction. We will also adopt a code of business conduct and ethics, which will provide that all of our directors, officers and employees are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position without our consent. See “Code of Business Conduct and Ethics” in our 2022 Definitive Proxy Statement on Schedule 14A and incorporated by reference herein. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director and Officer Transactions

Pursuant to the Maryland General Corporation Law (“MGCL”), a contract or other transaction between us and a director or between us and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•

the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•

the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Furthermore, under Delaware law (where our operating partnership is formed), we, as general partner, have a fiduciary duty of loyalty to our operating partnership and its partners and, consequently, such transactions also are subject to the duties that we, as general partner, owe to the operating partnership and its limited partners (as such duty has been modified by the partnership agreement). We will also adopt a policy that requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of our disinterested directors even if less than a quorum. Where appropriate, in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Policies with Respect to Other Activities

We will have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. As described in “Description of the Partnership Agreement of Our Operating Partnership” we expect, but are not obligated, to issue common stock to holders of OP Units upon some or all of their exercises of their redemption rights. Our board of directors has the authority, without further stockholder approval, to amend our charter to increase or decrease the number of authorized shares of common stock or preferred stock or the number of shares of stock of any class or series that we have authority to issue and our board of directors, without stockholder approval, has the authority to authorize us to issue additional shares of common stock or preferred stock, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of Capital Stock.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury regulations, our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

Reporting Policies

We intend to make available to our stockholders annual reports, including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we are required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF OUR OPERATING PARTNERSHIP

The following summarizes the material terms of the agreement of limited partnership of our operating partnership, a copy of which is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Management

We are the sole general partner of our operating partnership, NLCP Operating Partnership LP, a Delaware limited partnership. We conduct substantially all of our operations and make substantially all of our investments through our operating partnership. Pursuant to the partnership agreement, we, as the general partner, have full, complete and exclusive responsibility and discretion in the management and control of our operating partnership, including the ability to cause our operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, to make distributions to partners and to cause changes in our operating partnership’s business activities.

Transferability of Interests

Holders of partnership units may not transfer their units without our consent, as general partner of the operating partnership. We may not engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction that results in a change in control of our company without the consent of the limited partners, unless:

•

all of the limited partners will receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities or other property equal to the product of the adjustment factor (as defined in the partnership agreement) and the greatest amount of cash, securities or other property paid to a holder of one of our common shares in consideration of one of our common shares; or

•

all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by our operating partnership are owned, immediately following the consummation of such transaction, directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with our operating partnership and is classified as a partnership for federal income tax purposes (in each case, the “Surviving Partnership”); (x) limited partners that held OP Units immediately prior to the consummation of such transaction own an equivalent percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of our operating partnership vis-a-vis the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such limited partners are at least as favorable in all material respects as those in effect with respect to the partnership common units immediately prior to the consummation of such transaction; and (z) the rights of such limited partners include at least one of the following: (A) the right to redeem their interests in the Surviving Partnership for the consideration (or equivalent consideration) available to such persons pursuant to the partnership agreement or (B) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their OP Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly-traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and our common stock.

We also may, as the general partner, transfer all or any portion of its general partnership interest to (A) a wholly-owned subsidiary or (B) the owner of all of our ownership interests.

Capital Contributions

As of December 31, 2021, we own an approximate 98% partnership interest in our operating partnership. The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds from any future offering of common or preferred equity securities as additional capital to our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional common or preferred units, as applicable, and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to our operating partnership, the general partner will revalue the property of our operating partnership to its fair market value (as determined by the general partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by the general partner) on the date of the revaluation. Our operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests we own as the general partner.

Redemption Rights

Pursuant to the partnership agreement, limited partners, other than us, will receive redemption rights, which will enable them to cause our operating partnership to redeem their OP Units in exchange for cash or, at our option, for shares of our common stock on a one-for-one basis, commencing 12 months from the date of issuance of such units. Redemptions will generally occur only on the first day of each calendar quarter. Limited partners must submit an irrevocable notice to our operating partnership of the intention to tender for redemption no less than 60 days prior to the redemption date. The number of shares of common stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of common stock in excess of the stock ownership limit in our charter;

•	result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•

cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, our operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	otherwise cause us to fail to qualify as a REIT under the Code; or

•

cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock or OP Units for purposes of complying with the registration provisions of the Securities Act.

We, as the general partner, may, in our sole and absolute discretion, waive any of these restrictions.

The partnership agreement requires that our operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with any repurchase by us of any securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

•	all administrative costs and expenses, including salaries and other payments to directors, officers or employees;

•	all accounting and legal expenses;

•	all expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing compensation to our employees;

•	all expenses incurred by us relating to any issuance or redemption of partnership units; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that, in the future, may be owned by us directly rather than by our operating partnership or its subsidiaries.

General Partner Duties

Our directors and officers have duties under applicable Maryland law to oversee our management in a manner consistent with our best interests. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to our operating partnership and to the limited partners under Delaware law in connection with the management of our operating partnership. Our duties, as general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us. Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of loyalty and care and which generally prohibits such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The partnership agreement provides that in the event of a conflict between the interests of our stockholders, on the one hand, and the limited partners of the operating partnership, on the other hand, as general partner we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we own a controlling interest in the operating partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

Distributions

The partnership agreement provides that our operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership) at such time and in such amounts as determined by the general partner in its sole discretion, to us and the other limited partners in accordance with their respective percentage interests in our operating partnership.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. To the extent Treasury regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by our operating partnership for allocating items with respect to (i) the difference between our adjusted tax basis in our portfolio and the proceeds from future offerings that we will contribute to our operating partnership in exchange for OP Units and (ii) contributed property acquired for OP Units for which fair market value differs from the adjusted tax basis at the time of contribution. Any such election shall be binding on all partners. Upon the occurrence of certain specified events, our operating partnership will revalue its assets.

Amendments of the Partnership Agreement

We, as the general partner, without the consent of the limited partners, may amend the partnership agreement in any respect; provided that the following amendments require the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by us or our subsidiaries):

•	any amendment converting a limited partner into a general partner;

•	any amendment adversely modifying in any material respect the limited liability of a limited partner;

•

any amendment that would alter our operating partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP Units pursuant to the partnership agreement;

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership;

•	any amendment that would amend the decisions of Adjustment Factor or Value (both as defined in the partnership agreement) in a manner adverse to the limited partners; and

•

any amendment that would impose an obligation on the limited partners to make additional capital contributions to our operating partnership; or any amendment that alters or modifies the provisions of the partnership agreement related to the transfer of our partnership interest, as the general partner.

Indemnification and Limitation of Liability

The limited partners of our operating partnership expressly acknowledge that the general partner of our operating partnership is acting for the benefit of our operating partnership, the limited partners (including us) and our stockholders collectively and that we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our operating partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand, and the limited partners of our operating partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners, provided however, that so long as we own a controlling interest in our operating partnership, any such conflict that the general partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders, and neither the general partner nor our company will be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

To the extent permitted by applicable law, the partnership agreement will provide for the indemnification of the general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the general partner of our operating partnership, and our officers, directors, agents or employees, will not be liable for monetary damages to our operating partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term

Our operating partnership will continue indefinitely or until sooner dissolved upon:

•

the dissolution, death, removal or withdrawal of the last remaining general partner unless, within ninety (90) days after such event, a majority in interest of the partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such event, of a successor general partner;

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	an election by us in our capacity as the general partner, with the consent of the limited partners;

•	entry of a decree of judicial dissolution of our operating partnership; or

•	any acquisition by our operating partnership or by us as the general partner of all partnership units other than partnership units held by us as the general partner.

Tax Matters

The partnership agreement will provide that the sole general partner of our operating partnership will be partnership representative of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of our operating partnership.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of (a) an aggregate of 19,304,625 shares of our common stock, consisting of (i) 17,329,964 shares of our common stock, , (ii) 127,176 shares of common stock issuable upon the settlement of outstanding restricted stock units, (iii) 602,392 shares of our common stock issuable upon the exercise of 602,392 warrants held by the selling stockholders (each exercisable for one share of common stock) at an exercise price of $24.00 per share, (iv) 791,790 shares of common stock issuable upon the exercise of an option (each exercisable for one share of common stock) at an exercise price of $24.00 per share and (v) 453,303 shares of common stock issuable upon the redemption of 453,303 OP Units. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below until such persons dispose of the shares of common stock identified below.

The following table sets forth, as of the date of this prospectus, the names of each selling stockholder, the number of shares of our common stock currently held by such selling stockholders prior to any shares issued to them upon exchange of common units, the maximum number of shares of our common stock currently issuable to such selling stockholders in such exchange and the aggregate number of shares of our common stock that may owned by such selling stockholders after such exchange. Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates. The following table does not take into effect any restrictions on ownership or transfer on such shares as described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
16 Day Equity Group Series LLC	21,056	(3)	—	—	21,056	(3)	*	21,056	(3)	—	—
2014 Alan Shamah Discretionary Trust	14,000		—	—	14,000		*	14,000		—	—
64 Group, LLC	4,212	(4)	—	—	4,212	(4)	*	4,212	(4)	—	—
A-8 Venture LLC	8,422	(5)	—	—	8,422	(5)	*	8,422	(5)	—	—
Amy Adams	9,475	(6)	—	—	9,475	(6)	*	9,475	(6)	—	—
Adlane Realty Co LLC	2,364		—	—	2,364		*	2,364		—	—
Ari Adlerstein	15,792	(7)	—	—	15,792	(7)	*	15,792	(7)	—	—
AE 2015 Grantor CLAT	44,118		—	—	44,118		*	44,118		—	—
AE Lake Partners, LLC	2,313	(8)	—	—	2,313	(8)	*	2,313	(8)	—	—
AH Capital Holdings, LLC	4,212	(9)	—	—	4,212	(9)	*	4,212	(9)	—	—
Luis F. Ahumada	4,728		—	—	4,728		*	4,728		—	—
Catherine H. Alba	4,728		—	—	4,728		*	4,728		—	—
Alchemy Capital LLC	10,000		—	—	10,00		*	10,00		—	—
ALEXG Holdings, LLC	46,225	(10)	—	—	46,225	(10)	*	46,225	(10)	—	—
ALG Legacy	74,511	(11)	—	—	74,511	(11)	*	74,511	(11)	—	—
Allison Fine 2012 Irrevocable Trust	2,105	(12)	—	—	2,105	(12)	*	2,105	(12)	—	—
Allison K. Bosco Exempt Descendant’s Trust U/A 12/7/12, Karen S. Kaplan, Trustee	10,528	(13)	—	—	10,528	(13)	*	10,528	(13)	—	—
Amy Tarson Adams 2010 Irrevocable Trust	10,528	(14)	—	—	10,528	(14)	*	10,528	(14)	—	—
Kiley T. Anderson	4,212	(15)	—	—	4,212	(15)	*	4,212	(15)	—	—
Anne L Pearlstein Living Trust	10,528	(16)	—	—	10,528	(16)	*	10,528	(16)	—	—
David Annenberg	1,053	(17)	—	—	1,053	(17)	*	1,053	(17)	—	—
Jamie Annenberg	4,212	(18)	—	—	4,212	(18)	*	4,212	(18)	—	—
Jarrett Annenberg	127,504	(19)	—	—	127,504	(19)	*	127,504	(19)	—	—
Annenberg Investment LTD.401 Trust	4,212	(20)	—	—	4,212	(20)	*	4,212	(20)	—	—
ANO PROP 8, LLC	8,422	(21)	—	—	8,422	(21)	*	8,422	(21)	—	—
Antion Trust U/A 10/28/1998	7,092		—	—	7,092		*	7,092		—	—
Aquaty Capital, LLC	6,331	(22)	—	—	6,331	(22)	*	6,331	(22)	—	—
Archon Capital LLC	16,845	(23)	—	—	16,845	(23)	*	16,845	(23)	—	—
Ari Levy Revocable Trust DTD							*
04-04-2015	10,528	(24)	—	—	10,528	(24)	*	10,528	(24)	—	—
Arise Capital LLC	21,056	(25)	—	—	21,056	(25)	*	21,056	(25)	—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Ashland Ventures, LLC Series 17	4,212	(26)	—	—	4,212	(26)	*	4,212	(26)	—	—
Aslan Capital LLC	10,528	(27)	—	—	10,528	(27)	*	10,528	(27)	—	—
Axum Investments LLC	6,317	(28)	—	—	6,317	(28)	*	6,317	(28)	—	—
Badbull Capital Management LLC	33,689	(29)	—	—	33,689	(29)	*	33,689	(29)	—	—
Badlands Investment Group	2,364		—	—	2,364		*	2,364		—	—
Bagan Investments, LP	6,317	(30)	—	—	6,317	(30)	*	6,317	(30)	—	—
Ammar Bahrani	1,263	(31)	—	—	1,263	(31)	*	1,263	(31)	—	—
Matthew Bailey	4,212	(32)	—	—	4,212	(32)	*	4,212	(32)	—	—
Carl R. Bangert	5,000		—	—	5,000		*	5,000		—	—
Tom Barker	168,447	(33)	—	—	168,447	(33)	*	168,447	(33)	—	—
Baum Family Trust	10,528	(34)	—	—	10,528	(34)	*	10,528	(34)	—	—
Beachhead Special Opportunities LLC	125,000		—	—	125,000		*	125,000		—	—
Scott N. Beatty	4,212	(35)	—	—	4,212	(35)	*	4,212	(35)	—	—
John Bendheim	4,728		—	—	4,728		*	4,728		—	—
Nancee R Berger	42,111	(36)	—	—	42,111	(36)	*	42,111	(36)	—	—
Irwin Bernstein	5,643	(37)	—	—	5,643	(37)	*	5,643	(37)	—	—
Stanley Bernstein	10,528	(38)	—	—	10,528	(38)	*	10,528	(38)	—	—
Morris Betesh	6,317	(39)	—	—	6,317	(39)	*	6,317	(39)	—	—
Beth Bezark	4,212	(40)	—	—	4,212	(40)	*	4,212	(40)	—	—
BG Investment Partners-New Path LLC	8,422	(41)	—	—	8,422	(41)	*	8,422	(41)	—	—
Robert A Bielinski Jr.	8,422	(42)	—	—	8,422	(42)	*	8,422	(42)	—	—
Big Red H LP	29,478	(43)	—	—	29,478	(43)	*	29,478	(43)	—	—
Senie B Bloys	21,056	(44)	—	—	21,056	(44)	*	21,056	(44)	—	—
Constance Blue	4,212	(45)	—	—	4,212	(45)	*	4,212	(45)	—	—
Bobolink Holdings, LLC	4,212	(46)	—	—	4,212	(46)	*	4,212	(46)	—	—
Scott Boilen	11,820		—	—	11,820		*	11,820		—	—
Patrick Borchard	4,586	(47)	—	—	4,586	(47)	*	4,586	(47)	—	—
Brendan Steer & Stephanie Steer JT WROS	5,000		—	—	5,000		*	5,000		—	—
Bret Herman & Karen Herman JT WROS	3,500		—	—	3,500		*	3,500		—	—
Paul Brinberg	28,686		—	—	28,686		*	9,456		19,230	*
Brookdale International Partners L.P.	100,000		—	—	100,000		*	100,000		—	—
Greg Buchholz	21,056	(48)	—	—	21,056	(48)	*	21,056	(48)	—	—
Robert Buzzell	4,212	(49)	—	—	4,212	(49)	*	4,212	(49)	—	—
Calypso Investment Partners LLC	2,105	(50)	—	—	2,105	(50)	*	2,105	(50)	—	—
Cama Plan Administrator FBO Richard Finder IRA	6,317	(51)	—	—	6,317	(51)	*	6,317	(51)	—	—
Cambridge Information Group 1 LLC	23,641		—	—	23,641		*	23,641		—	—
Michael Campbell	2,500		—	—	2,500		*	2,500		—	—
Cari L. Feehan 2012 FamTr Cari L. Feehan TTEE	5,265	(52)	—	—	5,265	(52)	*	5,265	(52)	—	—
David Carroll	269,931	(53)	106,384	106,384	376,315	(53)	1.73%	376,315	(53)	—	—
Cascade Oak Ventures, LLC	2,364		—	—	2,364		*	2,364		—	—
Cerba Holdings LLC	21,056	(54)	—	—	21,056	(54)	*	21,056	(54)	—	—
Chad C. Feehan 2012 Fam Tr Chad C. Feehan TTEE	5,264	(55)	—	—	5,264	(55)	*	5,264	(55)	—	—
David Chaimovitz	8,212	(56)	—	—	8,212	(56)	*	8,212	(56)	—	—
Billy Chan	6,317	(57)	—	—	6,317	(57)	*	6,317	(57)	—	—
Kathe Kramer Chase	11,820		—	—	11,820		*	11,820		—	—
CHD3 LLC ADK Series	63,167	(58)	—	—	63,167	(58)	*	63,167	(58)	—	—
Christopher S Barry 2012 Family Trust	21,056	(59)	—	—	21,056	(59)	*	21,056	(59)	—	—
William R. Cline Jr.	23,641		—	—	23,641		*	23,641		—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Cohen & Cohen	3,158	(60)	—	—	3,158	(60)	*	3,158	(60)	—	—
Justin Cohen	3,158	(61)	—	—	3,158	(61)	*	3,158	(61)	—	—
Brian Coleman	10,528	(62)	—	—	10,528	(62)	*	10,528	(62)	—	—
Peter E. Coleman	42,111	(63)	—	—	42,111	(63)	*	42,111	(63)	—	—
Collins Family LLC	21,056	(64)	—	—	21,056	(64)	*	21,056	(64)	—	—
Richard S. Conen	4,212	(65)	—	—	4,212	(65)	*	4,212	(65)	—	—
Conexxion Investments, LLC	11,820		—	—	11,820		*	11,820		—	—
Anthony Coniglio	586,641	(66)	—	—	586,641	(66)	2.74%	586,641	(66)	—	—
Craig Effron & Caryn Effron JT Ten WROS	11,820		—	—	11,820		*	11,820		—	—
CREefer Ventures, LLC.	8,422	(67)	—	—	8,422	(67)	*	8,422	(67)	—	—
Jesse Criz	2,105	(68)	—	—	2,105	(68)	*	2,105	(68)	—	—
Dacien D. Barry 2012 Family Trust	21,056	(69)	—	—	21,056	(69)	*	21,056	(69)	—	—
Stephen Dailey	4,728		—	—	4,728		*	4,728		—	—
Daniel Joel Gumbiner Revocable Trust Dated February 1	5,264	(70)	—	—	5,264	(70)	*	5,264	(70)	—	—
Ronald Clinton Darby	8,422	(71)	—	—	8,422	(71)	*	8,422	(71)	—	—
Darryl Shellhamer & Susan Shellhamer JTWROS	5,000		—	—	5,000		*	5,000		—	—
David Abatemarco& Tracy Abatemarco JT TEN WROS	473		—	—	473		*	473		—	—
David Fish21st Century Trust	14,739	(72)	—	—	14,739	(72)	*	14,739	(72)	—	—
Anthony B. Davis	21,056	(73)	—	—	21,056	(73)	*	21,056	(73)	—	—
Robert A. Dawson	2,365		—	—	2,365		*	2,365		—	—
DDC Enterprises Group LLC	4,632	(74)	—	—	4,632	(74)	*	4,632	(74)	—	—
Decurion Group, LLC	25,000		—	—	25,000		*	25,000		—	—
Paul Delaney	14,184		—	—	14,184		*	14,184		—	—
Joseph Delvecchio	11,820		—	—	11,820		*	11,820		—	—
Michael Derisi	2,364		—	—	2,364		*	2,364		—	—
DG Value Partners II Master Fund LP	539,622		—	—	539,622		2.53%	491,462		48,160	*
DG Value Partners II Master Fund LP- Class C	362,960		—	—	362,960		1.70%	280,378		82,582	*
DG Value Partners LP	86,160		—	—	86,160		*	76,902		9,258	*
DGR Ventures LLC	11,820		—	—	11,820		*	11,820		—	—
Evan Djikas	8,422	(75)	—	—	8,422	(75)	*	8,422	(75)	—	—
DJM Leasing	5,264	(76)	—	—	5,264	(76)	*	5,264	(76)	—	—
Domus Investment Group, LLC – Series 1	3,158	(77)	—	—	3,158	(77)	*	3,158	(77)	—	—
Domus Investment Group LLC – Series 2	1,053(78		—	—	1,053	(78)	*	1,053	(78)	—	—
Louis Dorsaneo	5,000		—	—	5,000		*	5,000		—	—
Douglas Kaplan Exempt Descendant’s Trust U/A 12/7/12, Karen S. Kaplan, Trustee	10,528	(79)	—	—	10,528	(79)	*	10,528	(79)	—	—
Thomas E. Doyle	8,422	(80)	—	—	8,422	(80)	*	8,422	(80)	—	—
DPJAYNSDL1 LLC	2,364		—	—	2,364		*	2,364		—	—
DPJPDL1 LLC	2,364		—	—	2,364		*	2,364		—	—
Drivetrain, LLC(81)	3,000		—	—	3,000		*	3,000		—	—
Gordon Dugan	123,932	(82)	54,921	54,921	178,853	(82)	*	178,853	(82)	—	—
Dylan Hard Irrevocable TR U/A 12/04/2006	4,728		—	—	4,728		*	4,728		—	—
Chad Edmonson	—		2,099	2,099	2,099		*	2,099		—	—
Eisenreich Family Foundation	16,343		—	—	16,343		*	16,343		—	—
Elk Mountain Capital, LLC	60,430	(83)	—	—	60,430	(83)	*	31,584		—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Elliot Tarson Trust	8,422	(84)	—	—	8,422	(84)	*	8,422	(84)	—	—
Emerging Market Ventures, LLC	21,056	(85)	—	—	21,056	(85)	*	21,056	(85)	—	—
EMR Holdings LLC	4,586	(86)	—	—	4,586	(86)	*	4,586	(86)	—	—
Eric Stavriotis and Megan Stavriotis 2019 Living Trust Dated 12/5/19	10,528	(87)	—	—	10,528	(87)	*	10,528	(87)	—	—
Erssan Investments LLC	21,056	(88)	—	—	21,056	(88)	*	21,056	(88)	—	—
Eton Hogg, LLC	2,105	(89)	—	—	2,105	(89)	*	2,105	(89)	—	—
Exempt Descendant Trust for Scott Goldstein e/u Phillip M. Goldstein Living Trust dated 1/2/64	25,267	(90)	—	—	25,267	(90)	*	25,267	(90)	—	—
Adam Fayne	10,528	(91)	—	—	10,528	(91)	*	10,528	(91)	—	—
Amanda Fayne	4,212	(92)	—	—	4,212	(92)	*	4,212	(92)	—	—
FBBJR 1974 Investments LLC	10,528	(93)	—	—	10,528	(93)	*	10,528	(93)	—	—
FBE Holdings LLC	23,641		—	—	23,641		*	23,641		—	—
Jason Feinberg	9,456		—	—	9,456		*	9,456		—	—
Lee N. Feld	6,317	(94)	—	—	6,317	(94)	*	6,317	(94)	—	—
Alan Fisher	11,820		—	—	11,820		*	11,820		—	—
Lawrence Fisher	4,728		—	—	4,728		*	4,728		—	—
FL5 Good, LLC	10,528	(95)	—	—	10,528	(95)	*	10,528	(95)	—	—
Randy Forman	6,317	(96)	—	—	6,317	(96)	*	6,317	(96)	—	—
Brian J. Forte	7,500		—	—	7,500		*	7,500		—	—
Four Faces Group LLC	2,105	(97)	—	—	2,105	(97)	*	2,105	(97)	—	—
Laurence Frank	8,422	(98)	—	—	8,422	(98)	*	8,422	(98)	—	—
Sherry L. Franklin	6,317	(99)	—	—	6,317	(99)	*	6,317	(99)	—	—
Fred B Barbara Irrevocable Grandchildren’s Trust	4,212	(100)	—	—	4,212	(100)	*	4,212	(100)	—	—
Fredric Starker(101)	—		1,008	1,008	1,008		*	1,008		—	—
Fredric & Janice Starker JT Ten WROS(102)	4,728		—	—	4,728		*	4,728		—	—
Cherie Freed	2,105	(103)	—	—	2,105	(103)	*	2,105	(103)	—	—
Catherine P. Frey	4,728		—	—	4,728		*	4,728		—	—
Howard Furst	11,820		—	—	11,820		*	11,820		—	—
GA & MS Hanks, LP	19,456		—	—	19,456		*	19,456		—	—
GA Funding I LLC	252,500		—	—	252,500		1.18%	252,500		—	—
Christine Garvey	7,092		—	—	7,092		*	7,092		—	—
Gary & Mary West Gift Trust	12,634	(104)	—	—	12,634	(104)	*	12,634	(104)	—	—
Gary and Mary West Foundation	71,813	(105)	—	—	71,813	(105)	*	71,813	(105)	—	—
Gary and Mary West Health Endowment, Inc.	95,749	(106)	—	—	95,749	(106)	*	95,749	(106)	—	—
Emanuel E. Geduld	7,100		—	—	7,100		*	7,100		—	—
Andrew Gellert	11,820		—	—	11,820		*	11,820		—	—
George Gellert	23,641		—	—	23,641		*	23,641		—	—
Kristiyan Georgiev	4,728		—	—	4,728		*	4,728		—	—
Elizabeth and Steven Ginsberg	6,317	(107)	—	—	6,317	(107)	*	6,317	(107)	—	—
Glenn Bourgeois & Katherine Bourgeois JTWROS	5,000		—	—	5,000		*	5,000		—	—
GLP Construction Management Inc.	5,000		—	—	5,000		*	5,000		—	—
GM JAGS LLC	4,212	(108)	—	—	4,212	(108)	*	4,212	(108)	—	—
Gneiss Holdings LLC	52,640	(109)	—	—	52,640	(109)	*	52,640	(109)	—	—
Dmitry Godin	46,323	(110)	—	—	46,323	(110)	*	46,323	(110)	—	—
Timothy Graham	5,264	(111)	—	—	5,264	(111)	*	5,264	(111)	—	—
Benjamin Greazel	4,212	(112)	—	—	4,212	(112)	*	4,212	(112)	—	—
Greenacreage REIT LLC	118,203		—	—	118,203		*	118,203		—	—
GSSGA Investor, LLC	94,564		—	—	94,564		*	94,564		—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
GVC Capital Advisors LLC	5,000		—	—	5,000		*	5,000		—	—
H&A Holdings Group, Inc.	8,422	(113)	—	—	8,422	(113)	*	8,422	(113)	—	—
Errol R. Halperin	13,839	(114)	—	—	13,839	(114)	*	13,839	(114)	—	—
Hannah Weinstein Trust U/A 10-14-10	11,820		—	—	11,820		*	11,820		—	—
Haras Tap, LLC	10,528	(115)	—	—	10,528	(115)	*	10,528	(115)	—	—
Harbor Group International Real Estate Securities Fund, L.P.	165,603		—	—	165,603		*	165,603		—	—
Harbor Group International Real Estate Securities Master Fund, L.P.	49,587		—	—	49,587		*	49,587		—	—
Michael Haugh	6,317	(116)	—	—	6,317	(116)	*	6,317	(116)	—	—
Evan Haymes	4,728		—	—	4,728		*	4,728		—	—
Heise Family Dynasty Trust	42,111	(117)	—	—	42,111	(117)	*	42,111	(117)	—	—
HG Leaf, LP	23,695		—	—	23,695		*	23,695		—	—
HG Vora Special Opportunities Master Fund, Ltd. (118)	3,500,000		—	—	3,500,000		16.38%	3,500,000		—	—
HHH Group LLC	14,065	(119)	—	—	14,065	(119)	*	14,065	(119)	—	—
HM InvtCo 1 LLC	6,317	(120)	—	—	6,317	(120)	*	6,317	(120)	—	—
Jeffrey R Holmes	2,105	(121)	—	—	2,105	(121)	*	2,105	(121)	—	—
Hughes Descendants Trust	5,643	(122)	—	—	5,643	(122)	*	5,643	(122)	—	—
Hulina Family LLC	10,528	(123)	—	—	10,528	(123)	*	10,528	(123)	—	—
Peter Hwang	4,212	(124)	—	—	4,212	(124)	*	4,212	(124)	—	—
HWB 1974 Investments, LLC	10,528	(125)	—	—	10,528	(125)	*	10,528	(125)	—	—
Derek Iger	6,317	(126)	—	—	6,317	(126)	*	6,317	(126)	—	—
Insight Wellness Fund, LLC	3,750		—	—	3,750		*	3,750		—	—
Thomas Scott Isenhour	4,212	(127)	—	—	4,212	(127)	*	4,212	(127)	—	—
Justin Ishbia	10,528	(128)	—	—	10,528	(128)	*	10,528	(128)	—	—
Mahendra Jain	21,056	(129)	—	—	21,056	(129)	*	21,056	(129)	—	—
Manish Jain	2,105	(130)	—	—	2,105	(130)	*	2,105	(130)	—	—
Richard B. Jaman	2,105	(131)	—	—	2,105	(131)	*	2,105	(131)	—	—
Kevin Jampolis	2,364		—	—	2,364		*	2,364		—	—
Jazem I Family Partners, LP Fund 6	52,640	(132)	—	—	52,640	(132)	*	52,640	(132)	—	—
Jeffrey A Annenberg Trust 3/8/95 4/23/99	4,212	(133)	—	—	4,212	(133)	*	4,212	(133)	—	—
Marvin Jeremias	8,422	(134)	—	—	8,422	(134)	*	8,422	(134)	—	—
Robert S Jersey	1,053	(135)	—	—	1,053	(135)	*	1,053	(135)	—	—
Joel D. Simmons Revocable Trust	4,212	(136)	—	—	4,212	(136)	*	4,212	(136)	—	—
John E Hughes 1994 Irrevocable Trust	16,887	(137)	—	—	16,887	(137)	*	16,887	(137)	—	—
John V. Vipulus Revocable Trust U/A8/9/2013	23,641		—	—	23,641		*	23,641		—	—
Joyce Johnson	325	(138)	—	—	325	(138)	*	325	(138)	—	—
John Johnston	63,167	(139)	—	—	63,167	(139)	*	63,167	(139)	—	—
Jon Kogan Trust	2,527	(140)	—	—	2,527	(140)	*	2,527	(140)	—	—
Jon S. Reynertson & Bettina E. Reynertson JTWROS	35,000		—	—	35,000		*	35,000		—	—
Alan Jones	—		—	—	2,099		*	2,099		—	—
Jori Fine Irrevocable Trust	2,105	(141)	—	—	2,105	(141)	*	2,105	(141)	—	—
Phil Joseph	7,370	(142)	—	—	7,370	(142)	*	7,370	(142)	—	—
JS Holdings LLC	4,212	(143)	—	—	4,212	(143)	*	4,212	(143)	—	—
Julie Kypreos Trustee Revocable Trust DTD 12-4-99	12,500		—	—	12,500		*	12,500		—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
June Creek Holdings, LLC	194,563		—	—	194,563		*	194,563		—	—
JW Growth Fund, LLC	6,250		—	—	6,250		*	6,250		—	—
JW Opportunities Master Fund, Ltd	14,000		—	—	14,000		*	14,000		—	—
JW Partners LP	26,000		—	—	26,000		*	26,000		—	—
Kadens Family Holdings LLC	96,865	(144)	—	—	96,865	(144)	*	96,865	(144)	—	—
Gregory Kadens	4,212	(145)	—	—	4,212	(145)	*	4,212	(145)	—	—
Michael Gerald Kadens and Judith Berg Kadens	2,105	(146)	—	—	2,105	(146)	*	2,105	(146)	—	—
Gary Kahn	4,728		—	—	4,728		*	4,728		—	—
Matthew Kaplan	21,056	(147)	—	—	21,056	(147)	*	21,056	(147)	—	—
Karen Coon Light Trust UA DTD 6/8/2005	5,000		—	—	5,000		*	5,000		—	—
Karen G Fine 2012 Irrevocable Trust	4,212	(148)	—	—	4,212	(148)	*	4,212	(148)	—	—
Joseph Karmin	3,158	(149)	—	—	3,158	(149)	*	3,158	(149)	—	—
Michael Karmin	2,105	(150)	—	—	2,105	(150)	*	2,105	(150)	—	—
Thomas Kaufman	2,364		—	—	2,364		*	2,364		—	—
Ozan Kaya	7,370	(151)	—	—	7,370	(151)	*	7,370	(151)	—	—
KBA Green Holdings, LLC	269,931	(152)	106,384	106,384	376,315	(152)	1.73%	376,315	(152)	—	—
Kenneth Burton Lipschutz Revocable Living Trust U/A/D 4/24/2006	31,584	(153)	—	—	31,584	(153)	*	31,584	(153)	—	—
Richard Kirk	28,130	(154)	—	—	28,130	(154)	*	28,130	(154)	—	—
Klaff Family Foundation	21,056	(155)	—	—	21,056	(155)	*	21,056	(155)	—	—
Stephanie L. Klein	4,212	(156)	—	—	4,212	(156)	*	4,212	(156)	—	—
Jason Klopman	1,182		—	—	1,182		*	1,182		—	—
Neil Koenig	4,965		—	—	4,965		*	4,965		—	—
Martin Kravet	50,000		—	—	50,000		*	50,000		—	—
Brett Kreiter	1,053	(157)	—	—	1,053	(157)	*	1,053	(157)	—	—
Robert Kurens	9,456		—	—	9,456		*	9,456		—	—
Dale Kurland	4,212	(158)	—	—	4,212	(158)	*	4,212	(158)	—	—
Lake Street Investment Group LLC	9,054	(159)	—	—	9,054	(159)	*	9,054	(159)	—	—
Lakeview Investment Group & Trading Company, LLC	140,090	(160)	—	—	140,090	(160)	*	140,090	(160)	—	—
Lano Trust	23,641		—	—	23,641		*	23,641		—	—
Jeffrey Larson	2,105	(161)	—	—	2,105	(161)	*	2,105	(161)	—	—
Scott Larson	8,630	(162)	—	—	8,630	(162)	*	8,630	(162)	—	—
Laura El-Saden Investment Trust	42,111	(163)	—	—	42,111	(163)	*	42,111	(163)	—	—
Laurence H. Levine Revocable Trust	21,056	(164)	—	—	21,056	(164)	*	21,056	(164)	—	—
LDB Investments LLC	23,641		—	—	23,641		*	23,641		—	—
Leaf Holdings, LP	332,729		—	—	332,729		1.56%	332,729		—	—
Leaf Select, LP	443,576		—	—	443,576		2.08%	443,576		—	—
Andrew S. Lebowitz	16,548		—	—	16,548		*	16,548		—	—
Lebowitz Family Trust - 1986 U/A 10/7/1986	148,936		—	—	148,936		*	148,936		—	—
Jeffrey Lefleur	100,476	(165)	24,978	24,978	125,454	(165)	*	125,454	(165)	—	—
Nick LeNoble	4,212	(166)	—	—	4,212	(166)	*	4,212	(166)	—	—
Justin Lerner	3,158	(167)	—	—	3,158	(167)	*	3,158	(167)	—	—
Jason Lev	2,105	(168)	—	—	2,105	(168)	*	2,105	(168)	—	—
David Levasseur	10,000		—	—	10,000		*	10,000		—	—
Ronald Levine	4,212	(169)	—	—	4,212	(169)	*	4,212	(169)	—	—
Adam Levinson	4,212	(170)	—	—	4,212	(170)	*	4,212	(170)	—	—
LFP River West Investors, LLC Series 59	126,335	(171)	—	—	126,335	(171)	*	126,335	(171)	—	—
Sandy Liebhard	10,528	(172)	—	—	10,528	(172)	*	10,528	(172)	—	—
Linda T Furie Living Trust UAD 03-01-00	4,212	(173)	—	—	4,212	(173)	*	4,212	(173)	—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Ron Lior	19,456		—	—	19,456		*	19,456		—	—
Liss Capital LLC	63,167	(174)	—	—	63,167	(174)	*	63,167	(174)	—	—
Littlefish Enterprises LLC	10,528	(175)	—	—	10,528	(175)	*	10,528	(175)	—	—
Troy Logan	5,000		—	—	5,000		*	5,000		—	—
Louis P. Dodd Living Trust	12,634	(176)	—	—	12,634	(176)	*	12,634	(176)	—	—
Luke Lowenfield	4,212	(177)	—	—	4,212	(177)	*	4,212	(177)	—	—
LT Trust FBO Sam Sami 401(k)	6,317	(178)	—	—	6,317	(178)	*	6,317	(178)	—	—
Jared Lubetkin	2,364		—	—	2,364		*	2,364		—	—
Luca Hart Irrevocable TR U/A 12/04/2006	4,728		—	—	4,728		*	4,728		—	—
John Luessenhop	—		2,099	2,099	2,099		*	2,099		—	—
Gary Lustberg	8,000		—	—	8,000		*	8,000		—	—
John R Johnston and Judy E MacDonald	42,111	(179)	—	—	42,111	(179)	*	42,111	(179)	—	—
Magic Lake Ventures, LLC	6,317	(180)	—	—	6,317	(180)	*	6,317	(180)	—	—
Manoj Manwani	1,182		—	—	1,182		*	1,182		—	—
Marc D. Klein Living Trust	8,422	(181)	—	—	8,422	(181)	*	8,422	(181)	—	—
Robert D. Marcus	23,641		—	—	23,641		*	23,641		—	—
Marin Community Foundation – Merrill Family Foundation	33,689	(182)	—	—	33,689	(182)	*	33,689	(182)	—	—
Marin Community- Elmore Family Foundation	9,475	(183)	—	—	9,475	(183)	*	9,475	(183)	—	—
Marin Community Foundation – William B. Elmore Gift Fund	14,739	(184)	—	—	14,739	(184)	*	14,739	(184)	—	—
Mark and Susan Pasquella JTWROS	4,212	(185)	—	—	4,212	(185)	*	4,212	(185)	—	—
Peter Martay	79,481	(186)	—	—	79,481	(186)	*	79,481	(186)	—	—
Mason Phelps Revocable Trust	31,584	(187)	—	—	31,584	(187)	*	31,584	(187)	—	—
Robert and Karen May	42,111	(188)	—	—	42,111	(188)	*	42,111	(188)	—	—
Diane R. McConnell	2,364		—	—	2,364		*	2,364		—	—
Scott Mckinley	6,317	(189)	—	—	6,317	(189)	*	6,317	(189)	—	—
David A. McManus	2,365		—	—	2,365		*	2,365		—	—
MDJD Partners, Inc.	5,264	(190)	—	—	5,264	(190)	*	5,264	(190)	—	—
Ryan Meals	4,212	(191)	—	—	4,212	(191)	*	4,212	(191)	—	—
Michael P. Meehan	5,000		—	—	5,000		*	5,000		—	—
Meredith Fish 21st Century Trust	4,212	(192)	—	—	4,212	(192)	*	4,212	(192)	—	—
Millenium Trust C0.,Custodian FBO Jon Haahr Traditional IRA XXXXZ8159	4,728		—	—	4,728		*	4,728		—	—
Eugene D. Minsky	4,212	(193)	—	—	4,212	(193)	*	4,212	(193)	—	—
Mike Minsky	8,422	(194)	—	—	8,422	(194)	*	8,422	(194)	—	—
Frank Miranda & MaryHelen Staruch JT Ten WROS	4,728		—	—	4,728		*	4,728		—	—
Shawn P Mobley	33,689	(195)	—	—	33,689	(195)	*	33,689	(195)	—	—
Modoc Spring Partners Profit Sharing Plan	10,000		—	—	10,000		*	10,000		—	—
Jonathan E Moeller	2,105	(196)	—	—	2,105	(196)	*	2,105	(196)	—	—
Mons Investments, LLC	21,056	(197)	—	—	21,056	(197)	*	21,056	(197)	—	—
David Mordecai	16,845	(198)	—	—	16,845	(198)	*	16,845	(198)	—	—
David G. Mordia	5,000		—	—	5,000		*	5,000		—	—
Douglas E. Morris	21,056	(199)	—	—	21,056	(199)	*	21,056	(199)	—	—
Nicholas Sanders Morris	9,728		—	—	9,728		*	9,728		—	—
MPS Equity Group LLC	2,364		—	—	2,364		*	2,364		—	—
Karin Mueller-Paris	10,528	(200)	—	—	10,528	(200)	*	10,528	(200)	—	—
Karin Mueller-Paris and James Paris	10,528	(201)	—	—	10,528	(201)	*	10,528	(201)	—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Daniel Y. Mui	4,212	(202)	—	—	4,212	(202)	*	4,212	(202)	—	—
Johnny Mui	8,422	(203)	—	—	8,422	(203)	*	8,422	(203)	—	—
MXCT Investments Inc.	58,114	(204)	—	—	58,114	(204)	*	58,114	(204)	—	—
Namtug LLC	3,158	(205)	—	—	3,158	(205)	*	3,158	(205)	—	—
Nankin Family Limited Partnership	4,212	(206)	—	—	4,212	(206)	*	4,212	(206)	—	—
NB Green LLC	23,641		—	—	23,641		*	23,641		—	—
New Leaf Investments, LLC	14,739	(207)	—	—	14,739	(207)	*	14,739	(207)	—	—
New Providence Diversifying Strategies Portfolio LP	94,563		—	—	94,563		*	94,563		—	—
NewLake Ventures LLC	32,342	(208)	—	—	32,342	(208)	*	32,342	(208)	—	—
NJN Holdings Group, LLC	8,422	(209)	—	—	8,422	(209)	*	8,422	(209)	—	—
NL Ventures, LLC	1,243,112	(210)	—	—	1,243,112	(210)	5.79%	1,243,112	(210)	—	—
Oak Hill Fitchburg Property Owner LLC	—		88,200	88,200	88,200		*	88,200		—	—
Brian Ohara	6,317	(211)	—	—	6,317	(211)	*	6,317	(211)	—	—
Derk Alexander Oosterman	4,212	(212)	—	—	4,212	(212)	*	4,212	(212)	—	—
Sheryl Orr	2,365		—	—	2,365		*	2,365		—	—
PAC Pacific LLC	5,264	(213)	—	—	5,264	(213)	*	5,264	(213)	—	—
Pacific Premier Trust FBO Heather Harper ROTH IRA	8,422	(214)	—	—	8,422	(214)	*	8,422	(214)	—	—
Pack Cycle Fund I LLC	7,093		—	—	7,093		*	7,093		—	—
Landon Paddock	2,000		—	—	2,000		*	2,000		—	—
Panda Holdings, LLC	40,652	(215)	—	—	40,652	(215)	*	25,267		15,385	*
James Paris	21,056	(216)	—	—	21,056	(216)	*	21,056	(216)	—	—
Diptika Patel	21,056	(217)	—	—	21,056	(217)	*	21,056	(217)	—	—
Cole Patterson	52,640	(218)	—	—	52,640	(218)	*	52,640	(218)	—	—
PCW Industries, LLC	42,111	(219)	—	—	42,111	(219)	*	42,111	(219)	—	—
David Pickel	2,105	(220)	—	—	2,105	(220)	*	2,105	(220)	—	—
Joseph S. Pignatelli	25,000		—	—	25,000		*	25,000		—	—
Daniel G. Pikarski	4,212	(221)	—	—	4,212	(221)	*	4,212	(221)	—	—
Stephen Pirri	4,728		—	—	4,728		*	4,728		—	—
Potter Polk	—		14,273	14,273	14,273		*	14,273		—	—
Pothos II, LLC	21,056	(222)	—	—	21,056	(222)	*	21,056	(222)	—	—
PPG Hedge Fund Holdings LLC	23,641		—	—	23,641		*	23,641		—	—
Javier Prado	10,528	(223)	—	—	10,528	(223)	*	10,528	(223)	—	—
Jonathan Press	2,364		—	—	2,364		*	2,364		—	—
Tyler M. Prince	10,528	(224)	—	—	10,528	(224)	*	10,528	(224)	—	—
Wilson Pringle	87,976	(225)	29,981	29,981	117,957	(225)	*	117,957	(225)	—	—
Aristoteles D. Pritsopoulos	12,500		—	—	12,500		*	12,500		—	—
Michael Prober	23,641		—	—	23,641		*	23,641		—	—
PT Ventures, LLC	2,105	(226)	—	—	2,105	(226)	*	2,105	(226)	—	—
Richard Radutsky	4,728		—	—	4,728		*	4,728		—	—
Steven Raleigh	4,730		—	—	4,730		*	4,730		—	—
Thomas J Raleigh III	10,528	(227)	—	—	10,528	(227)	*	10,528	(227)	—	—
Ralph Tawil Trust F/B/O Saul TawilFamily	37,500		—	—	37,500		*	37,500		—	—
Ramble Inc.	—		18,778	18,778	18,778		*	18,778		—	—
Randall Warren & Victoria Warren JTWROS	5,000		—	—	5,000		*	5,000		—	—
Randall S. Winters Living Trust	8,422	(228)	—	—	8,422	(228)	*	8,422	(228)	—	—
RCC-1, LLC	21,056	(229)	—	—	21,056	(229)	*	21,056	(229)	—	—
Paul Reaumond	42,111	(230)	—	—	42,111	(230)	*	42,111	(230)	—	—
Reese L Milner Family Trust Dated 1/18/2002	17,000		—	—	17,000		*	17,000		—	—
Derek Reich	2,313	(231)	—	—	2,313	(231)	*	2,313	(231)	—	—
Michael J Renoff	7,092		—	—	7,092		*	7,092		—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Eric Rex	16,845	(232)	—	—	16,845	(232)	*	16,845	(232)	—	—
Jeff Rex	16,845	(233)	—	—	16,845	(233)	*	16,845	(233)	—	—
Chris Reynolds	4,212	(234)	—	—	4,212	(234)	*	4,212	(234)	—	—
Robert Reynolds	2,105	(235)	—	—	2,105	(235)	*	2,105	(235)	—	—
Richard Bindler Revocable Trust	10,528	(236)	—	—	10,528	(236)	*	10,528	(236)	—	—
Richard Kaplan Revocable Trust dated 9/21/92	5,643	(237)	—	—	5,643	(237)	*	5,643	(237)	—	—
RiverForce Partners I,LP	4,212	(238)	—	—	4,212	(238)	*	4,212	(238)	—	—
Adam Robbins	2,105	(239)	—	—	2,105	(239)	*	2,105	(239)	—	—
Lawrence J Robbins	3,158	(240)	—	—	3,158	(240)	*	3,158	(240)	—	—
Robert A. Brock Declaration of Trust 7/31/2014	8,422	(241)	—	—	8,422	(241)	*	8,422	(241)	—	—
Lauren Rochman	8,422	(242)	—	—	8,422	(242)	*	8,422	(242)	—	—
Michael Rochman	8,422	(243)	—	—	8,422	(243)	*	8,422	(243)	—	—
Rome Realty Partners, LLC	42,111	(244)	—	—	42,111	(244)	*	42,111	(244)	—	—
Ronald Altman 2014 Revocable Trust	11,820		—	—	11,820		*	11,820		—	—
Brian Rosen	2,105	(245)	—	—	2,105	(245)	*	2,105	(245)	—	—
Adam Rosenberg	4,728		—	—	4,728		*	4,728		—	—
Douglas Rothschild	4,728		—	—	4,728		*	4,728		—	—
RSK Capital Partners	8,422	(246)	—	—	8,422	(246)	*	8,422	(246)	—	—
RSR II Investments, LLC	4,212	(247)	—	—	4,212	(247)	*	4,212	(247)	—	—
Rupinder S Dang Revocable Trust DDTD 3/12/15	10,528	(248)	—	—	10,528	(248)	*	10,528	(248)	—	—
John M and Elizabeth K Ryan	12,634	(249)	—	—	12,634	(249)	*	12,634	(249)	—	—
Michael Ott Ryan	5,000		—	—	5,000		*	5,000		—	—
Steven Sadaka	21,056	(250)	—	—	21,056	(250)	*	21,056	(250)	—	—
Jeff Sagan	25,267	(251)	—	—	25,267	(251)	*	25,267	(251)	—	—
Robert Sallmann	2,105	(252)	—	—	2,105	(252)	*	2,105	(252)	—	—
Robert Schuman	9,456		—	—	9,456		*	9,456		—	—
Scott Shellhamer &Amy Shellhamer JTWROS	5,000		—	—	5,000		*	5,000		—	—
Sydney David Selznick	10,528	(253)	—	—	10,528	(253)	*	10,528	(253)	—	—
Serotlaz, LLC	16,845	(254)	—	—	16,845	(254)	*	16,845	(254)	—	—
Seventh Avenue Investments, LLC	795,000		—	—	795,000		*	795,000		—	—
Neville Shah	84,224	(255)	—	—	84,224	(255)	*	84,224	(255)	—	—
Nimesh Shah	1,182		—	—	1,182		*	1,182		—	—
Shaio Group LLC	8,422	(256)	—	—	8,422	(256)	*	8,422	(256)	—	—
Scott Shank	5,264	(257)	—	—	5,264	(257)	*	5,264	(257)	—	—
Shih Hsiang Shen	4,728		—	—	4,728		*	4,728		—	—
SHR Holdings, LLC	8,422	(258)	—	—	8,422	(258)	*	8,422	(258)	—	—
Daniel Shteyn	1,053	(259)	—	—	1,053	(259)	*	1,053	(259)	—	—
Lenat Shteyn	2,274	(260)	—	—	2,274	(260)	*	2,274	(260)	—	—
Yeta Shteyn	2,274	(261)	—	—	2,274	(261)	*	2,274	(261)	—	—
Solomon Shvorin	2,105	(262)	—	—	2,105	(262)	*	2,105	(262)	—	—
Amy Siegel	23,641		—	—	23,641		*	23,641		—	—
Sierra Pacific Holdings LLC	10,528	(263)	—	—	10,528	(263)	*	10,528	(263)	—	—
Silfamhold LLC	4,729		—	—	4,729		*	4,729		—	—
Robert Sistek	67,915	(264)	—	—	67,915	(264)	*	67,915	(264)	—	—
Sixth Street Partners, LLC	8,422	(265)	—	—	8,422	(265)	*	8,422	(265)	—	—
SKG LLC	62,236	(266)	—	—	62,236	(266)	*	62,236	(266)	—	—
SKGK Partners	5,000		—	—	5,000		*	5,000		—	—
SkyDeck Real Estate I, LLC	126,335	(267)	—	—	126,335	(267)	*	126,335	(267)	—	—
Skydeck Real Estate II LLC	84,224	(268)	—	—	84,224	(268)	*	84,224	(268)	—	—
Alex Slobodnik	4,212	(269)	—	—	4,212	(269)	*	4,212	(269)	—	—
Elizabeth Smoltz	11,820		—	—	11,820		*	11,820		—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Snow Partnership, LLC	16,845	(270)	—	—	16,845	(270)	*	16,845	(270)	—	—
SOIG Holdings LLC	11,820		—	—	11,820		*	11,820		—	—
Stanley Nitzberg Trust dated 4-9-91	8,422	(271)	—	—	8,422	(271)	*	8,422	(271)	—	—
Stephen R. Quazzo Trust dated 11/9/95	56,779	(272)	—	—	56,779	(272)	*	56,779	(272)	—	—
Stervinou Family Living Trust U/A0 1/20/2012	2,364		—	—	2,364		*	2,364		—	—
Steven and Shari Siegel JT WROS	5,910		—	—	5,910		*	5,910		—	—
Steven M Rittvo 2020 Gift Trust	4,728		—	—	4,728		*	4,728		—	—
Joseph P. Sullivan	5,000		—	—	5,000		*	5,000		—	—
Patrick Sullivan	10,528	(273)	—	—	10,528	(273)	*	10,528	(273)	—	—
Susan Finkelstein Rev Trust U/A 10/17/2019	4,728		—	—	4,728		*	4,728		—	—
Sutter Rock Capital Corp.	446,226		—	—	446,226		2.09%	446,226		—	—
Jonathan Taiber	3,369	(274)	—	—	3,369	(274)	*	3,369	(274)	—	—
Nicholas Taiber	6,317	(275)	—	—	6,317	(275)	*	6,317	(275)	—	—
Eric Tajcher	1,182		—	—	1,182		*	1,182		—	—
Tamerlane Investors, LLC	10,528	(276)	—	—	10,528	(276)	*	10,528	(276)	—	—
David Tarson	18,950	(277)	—	—	18,950	(277)	*	18,950	(277)	—	—
Casey Taslitz	6,317	(278)	—	—	6,317	(278)	*	6,317	(278)	—	—
Chandler Taslitz	3,158	(279)	—	—	3,158	(279)	*	3,158	(279)	—	—
Noelle E. Taslitz	21,056	(280)	—	—	21,056	(280)	*	21,056	(280)	—	—
Steven M. Taslitz	59,518	(281)	—	—	59,518	(281)	*	21,056		38,462	*
Terry Ilyse Saltzberg Rev Trust	10,528	(282)	—	—	10,528	(282)	*	10,528	(282)	—	—
The 2015 Rinkov Family Trust	6,317	(283)	—	—	6,317	(283)	*	6,317	(283)	—	—
The Davis S. Blitzer 2011 Long-Term Trust Agreement U/A 9/30/2011	47,281		—	—	47,281		*	47,281		—	—
The Entrust Group, Inc. FBO Steven Michael Simons IRA #50-01540	2,364		—	—	2,364		*	2,364		—	—
The Garcia Family Trust BTD 06/05/15	2,105	(284)	—	—	2,105	(284)	*	2,105	(284)	—	—
The Jonathan S. Wolfson Revocable Trust	12,634	(285)	—	—	12,634	(285)	*	12,634	(285)	—	—
The Joon Kyu Park Revocable Trust	10,528	(286)	—	—	10,528	(286)	*	10,528	(286)	—	—
The Leavitt 1999 fbo Jonathan F Leavitt	42,111	(287)	—	—	42,111	(287)	*	42,111	(287)	—	—
The Linda A. Uphoff and Barry J Uphoff Revocable Trust	10,528	(288)	—	—	10,528	(288)	*	10,528	(288)	—	—
The Pink Unicorn, LLC	2,000		—	—	2,000		*	2,000		—	—
The Robert F. Moriarty 2009 Gift Trust	37,500		—	—	37,500		*	37,500		—	—
The Steve Levitan Trust	4,728		—	—	4,728		*	4,728		—	—
The Susan Seder Trust, dated July 25, 2002	4,212	(289)	—	—	4,212	(289)	*	4,212	(289)	—	—
The Theodore E. Froum Trust dated 8/25/03	2,105	(290)	—	—	2,105	(290)	*	2,105	(290)	—	—
Tidal Point Investments LLC	13,687	(291)	—	—	13,687	(291)	*	13,687	(291)	—	—
Carl Tirella Jr	3,000		—	—	3,000		*	3,000		—	—
Titan Equity Group, LLC	100,000		—	—	100,000		*	100,000		—	—
Tokyo Jim Enterprises	3,158	(292)	—	—	3,158	(292)	*	3,158	(292)	—	—
Eugene Trosman	12,634	(293)	—	—	12,634	(293)	*	12,634	(293)	—	—

	Prior to Resale									After Resale
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Exchange		OP Units Beneficially Owned Prior to Exchange	Maximum Number of Shares Issuable upon Exchange Registered Hereby	Shares Beneficially Owned Following the Exchange		Percentage of All Shares of Common Stock(1)	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(2)
Glenn Trout	28,130	(294)	—	—	28,130	(294)	*	28,130	(294)	—	—
Jon C Tunberg	8,422	(295)	—	—	8,422	(295)	*	8,422	(295)	—	—
Umbalti FBO Destra Multi-Alternative Fund	275,000		—	—	275,000		1.29%	275,000		—	—
Value Chain Ventures, LLC	14,739	(296)	—	—	14,739	(296)	*	14,739	(296)	—	—
VCV, LLC	14,739	(297)	—	—	14,739	(297)	*	14,739	(297)	—	—
Nicholas Vedder	22,500		—	—	22,500		*	22,500		—	—
Vincent S. & Kimberly A. Viney JTWROS	5,000		—	—	5,000		*	5,000		—	—
Beth Wadler (298)	23,641		—	—	23,641		*	23,641		—	—
Peter Walshe	16,845	(299)	—	—	16,845	(299)	*	16,845	(299)	—	—
David Weinstein	164,007	(300)	—	—	164,007	(300)	*	144,776		19,231	*
Sarah Weinstein	11,820		—	—	11,820		*	11,820		—	—
Jeffrey Werring	21,056	(301)	—	—	21,056	(301)	*	21,056	(301)	—	—
West CRT Heavy, LLC	667,869	(302)	—	—	667,869	(302)	3.12%	667,869	(302)	—	—
West Investment Holdings, LLC	957,297	(303)	—	—	957,297	(303)	4.47%	957,297	(303)	—	—
WFI Co-Investments, LLC	105,063	(304)	—	—	105,063	(304)	*	105,063	(304)	—	—
Whippoorwill Farm Associates, LLC	23,641		—	—	23,641		*	23,641		—	—
Whitney Fine 2012 Irrevocable Trust	2,105	(305)	—	—	2,105	(305)	*	2,105	(305)	—	—
Charles Whittaker	2,105	(306)	—	—	2,105	(306)	*	2,105	(306)	—	—
Robert Whittaker	4,212	(307)	—	—	4,212	(307)	*	4,212	(307)	—	—
Wilson Davis FBO Andrew Dowicz Rollover ROTH IRA	6,750		—	—	6,750		*	6,750		—	—
Mark Winmill	—		2,099	2,099	2,099		*	2,099		—	—
Thomas Wisnar	6,738	(308)	—	—	6,738	(308)	*	6,738	(308)	—	—
Timothy Wisnar	8,422	(309)	—	—	8,422	(309)	*	8,422	(309)	—	—
Michal Wojcikowski	4,212	(310)	—	—	4,212	(310)	*	4,212	(310)	—	—
Wolff Living Trust	11,820		—	—	11,820		*	11,820		—	—
Woodland Investment Partners LLC	11,820		—	—	11,820		*	11,820		—	—
WWYY LLC	10,528	(311)	—	—	10,528	(311)	*	10,528	(311)	—	—
Yerger Clifton Yandell	2,105	(312)	—	—	2,105	(312)	*	2,105	(312)	—	—
Yipeng Zhang	4,212	(313)	—	—	4,212	(313)	*	4,212	(313)	—	—
Karen Zimmerman	10,528	(314)	—	—	10,528	(314)	*	10,528	(314)	—	—

*	less than 1.0%
(1)

The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock of only such selling stockholder and also assumes that no transactions with respect to our common stock or OP Units occur other than the exchange. Based on a total of 21,363,090 shares of our common stock outstanding as of September 21, 2021.

(2)	Represents the percentage of our outstanding common stock as of September 21, 2021.
(3)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(4)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(5)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(6)	Number of shares of common stock includes (i) 8,790 shares held directly and (ii) 685 shares underlying 685 warrants.
(7)	Number of shares of common stock includes (i) 14,650 shares held directly and (ii) 1,142 shares underlying 1,142 warrants.
(8)	Number of shares of common stock includes (i) 2,146 shares held directly and (ii) 167 shares underlying 167 warrants.
(9)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(10)	Number of shares of common stock includes (i) 42,878 shares held directly and (ii) 3,347 shares underlying 3,347 warrants.
(11)	Number of shares of common stock includes (i) 69,112 shares held directly and (ii) 5,399 shares underlying 5,399 warrants.
(12)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(13)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(14)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(16)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(17)	Number of shares of common stock includes (i) 977 shares held directly and (ii) 76 shares underlying 76 warrants.
(18)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(19)	Number of shares of common stock includes (i) 118,164 shares held directly and (ii) 9,340 shares underlying 9,340 warrants. Jarrett Annenberg is our Director of Acquisitions.
(20)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(21)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.

(22)	Number of shares of common stock includes (i) 5,868 shares held directly and (ii) 463 shares underlying 463 warrants.
(23)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(24)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(25)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(26)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(27)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(28)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(29)	Number of shares of common stock includes (i) 31,253 shares held directly and (ii) 2,436 shares underlying 2,436 warrants.
(30)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(31)	Number of shares of common stock includes (i) 1,172 shares held directly and (ii) 91 shares underlying 91 warrants.
(32)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(33)	Number of shares of common stock includes (i) 156,265 shares held directly and (ii) 12,182 shares underlying 12,182 warrants.
(34)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(35)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(36)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(37)	Number of shares of common stock includes (i) 5,235 shares held directly and (ii) 408 shares underlying 408 warrants.
(38)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(39)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(40)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(42)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(43)	Number of shares of common stock includes (i) 27,346 shares held directly and (ii) 2,132 shares underlying 2,132 warrants.
(44)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(45)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(46)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(47)	Number of shares of common stock includes (i) 4,254 shares held directly and (ii) 332 shares underlying 332 warrants.
(48)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(49)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(50)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(51)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(52)	Number of shares of common stock includes (i) 4,884 shares held directly and (ii) 381 shares underlying 381 warrants.
(53)

Number of shares of common stock includes (i) 6,000 shares held directly and (ii) 263,931 shares that may be issued to the selling stockholder pursuant to an option. David Carroll served as our Vice-Chairman, President, Treasurer and Secretary until April 29, 2020.

(54)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(55)	Number of shares of common stock includes (i) 4,884 shares held directly and (ii) 381 shares underlying 381 warrants.
(56)	Number of shares of common stock includes (i) 7,618 shares held directly and (ii) 594 shares underlying 594 warrants.
(57)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(58)	Number of shares of common stock includes (i) 58,599 shares held directly and (ii) 4,568 shares underlying 4,568 warrants.
(59)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(60)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(61)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(62)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(63)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(64)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(65)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(66)

Number of shares of common stock includes (i) 543,662 shares held directly and (ii) 42,979 shares underlying 42,979 warrants. Anthony Coniglio is our President and Chief Investment Officer and a member of our board of directors.

(67)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(68)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(69)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(70)	Number of shares of common stock includes (i) 4,883 shares held directly and (ii) 381 shares underlying 381 warrants.
(71)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(72)	Number of shares of common stock includes (i) 13,673 shares held directly and (ii) 1,066 shares underlying 1,066 warrants.
(73)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(74)	Number of shares of common stock includes (i) 4,297 shares held directly and (ii) 335 shares underlying 335 warrants.
(75)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(76)	Number of shares of common stock includes (i) 4,883 shares held directly and (ii) 381 shares underlying 381 warrants.
(77)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(78)	Number of shares of common stock includes (i) 977 shares held directly and (ii) 76 shares underlying 76 warrants.
(79)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(80)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(81)	The shares held by Drivetrain, LLC are beneficially owned by Alan Carr, by virtue of his sole voting power over the shares. Alan Carr is an independent member of our board of directors.
(82)

Number of shares of common stock includes (i) 34,456 shares held directly, (ii) 87,976 shares that may be issued to the selling stockholder pursuant to an option and (iii) 1,500 shares underlying 1,500 restricted stock units. Gordon DuGan is the chairman of our board of directors.

(83)	Number of shares of common stock includes (i) 29,300 shares held directly and (ii) 2,284 shares underlying 2,284 warrants.
(84)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(85)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(86)	Number of shares of common stock includes (i) 4,254 shares held directly and (ii) 332 shares underlying 332 warrants.
(87)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(88)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(89)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.

(90)	Number of shares of common stock includes (i) 23,440 shares held directly and (ii) 1,827 shares underlying 1,827 warrants.
(91)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(92)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(93)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(94)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(95)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(96)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(97)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(98)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(99)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(100)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(101)	Fredric Starker serves as our Chief Financial Officer, Treasurer and Secretary.
(102)	Fredric & Janice Starker JT Ten WROS is jointly controlled by Fredric Starker and his spouse. Fredric Starker serves as our Chief Financial Officer, Treasurer and Secretary.
(103)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(104)

Number of shares of common stock includes (i) 11,720 shares held directly and (ii) 914 shares underlying 914 warrants. Subject to certain qualifications, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, have the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(105)

Number of shares of common stock includes (i) 66,611 shares held directly and (ii) 5,202 shares underlying 5,202 warrants. Subject to certain qualifications, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, have the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(106)

Number of shares of common stock includes (i) 88,815 shares held directly and (ii) 6,934 shares underlying 6,934 warrants. Subject to certain qualifications, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, have the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(107)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(108)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(109)	Number of shares of common stock includes (i) 48,833 shares held directly and (ii) 3,807 shares underlying 3,807 warrants.
(110)	Number of shares of common stock includes (i) 42,973 shares held directly and (ii) 3,350 shares underlying 3,350 warrants.
(111)	Number of shares of common stock includes (i) 4,883 shares held directly and (ii) 381 shares underlying 381 warrants.
(112)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(113)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(114)	Number of shares of common stock includes (i) 12,837 shares held directly and (ii) 1,002 shares underlying 1,002 warrants.
(115)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(116)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(117)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(118)

The reported owner’s address is 330 Madison Avenue, 20th Floor, New York, NY 10017. We have been advised by this entity that Parag Vora has voting and investment control over such shares. Subject to certain qualifications, HG Vora Special Opportunities Master Fund, Ltd. has the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(119)	Number of shares of common stock includes (i) 13,048 shares held directly and (ii) 1,017 shares underlying 1,017 warrants.
(120)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(121)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(122)	Number of shares of common stock includes (i) 5,235 shares held directly and (ii) 408 shares underlying 408 warrants.
(123)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(124)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(125)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(126)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(127)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(128)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(129)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants .
(130)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(131)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(132)	Number of shares of common stock includes (i) 48,833 shares held directly and (ii) 3,807 shares underlying 3,807 warrants.
(133)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(134)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(135)	Number of shares of common stock includes (i) 977 shares held directly and (ii) 76 shares underlying 76 warrants.
(136)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(137)	Number of shares of common stock includes (i) 15,666 shares held directly and (ii) 1,221 shares underlying 1,221 warrants.
(138)	Number of shares of common stock includes 325 shares underlying 325 restricted stock units. Joyce Johnson is an independent member of our board of directors.
(139)	Number of shares of common stock includes (i) 58,599 shares held directly and (ii) 4,568 shares underlying 4,568 warrants.
(140)	Number of shares of common stock includes (i) 2,344 shares held directly and (ii) 183 shares underlying 183 warrants.
(141)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(142)	Number of shares of common stock includes (i) 6,837 shares held directly and (ii) 533 shares underlying 533 warrants.
(143)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(144)

Number of shares of common stock includes (i) 89,231 shares held directly, (ii) 7,026 shares underlying 7,026 warrants and (iii) 608 shares underlying 608 restricted stock units. The shares are held by Kadens Family Holdings LLC beneficially owned by Peter Kadens, by virtue of his sole voting power over the shares. Peter Kadens is an independent member of our board of directors.

(145)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(146)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(147)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(148)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(149)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(150)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(151)	Number of shares of common stock includes (i) 6,837 shares held directly and (ii) 533 shares underlying 533 warrants.
(152)

Number of shares of common stock includes (i) 6,000 shares held directly and (ii) 263,931 shares that may be issued to the selling stockholder pursuant to an option. The shares held by KBA Green Holdings LLC are beneficially owned by Kathleen Barthmaier. Kathleen Barthmaier served as our Chief Executive Officer until August 31, 2020.

(153)	Number of shares of common stock includes (i) 29,300 shares held directly and (ii) 2,284 shares underlying 2,284 warrants.
(154)	Number of shares of common stock includes (i) 26,096 shares held directly and (ii) 2,034 shares underlying 2,034 warrants.
(155)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(156)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(157)	Number of shares of common stock includes (i) 977 shares held directly and (ii) 76 shares underlying 76 warrants.
(158)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(159)	Number of shares of common stock includes (i) 8,399 shares held directly and (ii) 655 shares underlying 655 warrants.
(160)	Number of shares of common stock includes (i) 58,599 shares held directly and (ii) 4,568 shares underlying 4,568 warrants.
(161)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(162)	Number of shares of common stock includes (i) 8,006 shares held directly and (ii) 624 shares underlying 624 warrants.
(163)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(164)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(165)

Number of shares of common stock includes (i) 12,500 shares held directly and (ii) 87,976 shares that may be issued to the selling stockholder pursuant to an option. Jeffrey LeFleur served as our Chief Investment Officer until August 31, 2020.

(166)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(167)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(168)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(169)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(170)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(171)	Number of shares of common stock includes (i) 117,199 shares held directly and (ii) 9,136 shares underlying 9,136 warrants.
(172)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(173)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(174)	Number of shares of common stock includes (i) 58,599 shares held directly and (ii) 4,568 shares underlying 4,568 warrants .
(175)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(176)	Number of shares of common stock includes (i) 11,720 shares held directly and (ii) 914 shares underlying 914 warrants .
(177)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(178)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(179)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(180)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(181)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(182)	Number of shares of common stock includes (i) 31,253 shares held directly and (ii) 2,436 shares underlying 2,436 warrants.
(183)	Number of shares of common stock includes (i) 8,790 shares held directly and (ii) 685 shares underlying 685 warrants.
(184)	Number of shares of common stock includes (i) 13,673 shares held directly and (ii) 1,066 shares underlying 1,066 warrants.
(185)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(186)

Number of shares of common stock includes (i) 73,099 shares held directly, (ii) 5,774 shares underlying 5,774 warrants and (iii) 608 shares underlying 608 restricted stock units. Peter Martay is an independent member of our board of directors.

(187)	Number of shares of common stock includes (i) 29,300 shares held directly and (ii) 2,284 shares underlying 2,284 warrants.
(188)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(189)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(190)	Number of shares of common stock includes (i) 4,883 shares held directly and (ii) 381 shares underlying 381 warrants.
(191)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(192)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(193)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(194)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(195)	Number of shares of common stock includes (i) 31,253 shares held directly and (ii) 2,436 shares underlying 2,436 warrants.
(196)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(197)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(198)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(199)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(200)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(201)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(202)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(203)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(204)	Number of shares of common stock includes (i) 53,911 shares held directly and (ii) 4,203 shares underlying 4,203 warrants.
(205)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(206)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(207)	Number of shares of common stock includes (i) 13,673 shares held directly and (ii) 1,066 shares underlying 1,066 warrants.
(208)	Number of shares of common stock includes (i) 30,003 shares held directly and (ii) 2,339 shares underlying 2,339 warrants.
(210)

Number of shares of common stock includes (i) 1,152,417 shares held directly and (ii) 90,695 shares underlying 90,695 warrants. NL Ventures, LLC is a Delaware limited liability company whose sole member is Pangea Equity Partners II, L.P (“Pangea Equity Partners”). Pangea Properties is the general partner of Pangea Equity Partners. Mr. Martay is the president of Pangea Properties and may be deemed to exercise voting and investment control over the shares held by NL Ventures, LLC. Mr. Martay disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Subject to certain qualifications, NL Ventures, LLC has the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(211)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(212)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(213)	Number of shares of common stock includes (i) 4,883 shares held directly and (ii) 381 shares underlying 381 warrants.
(214)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(215)	Number of shares of common stock includes (i) 23,440 shares held directly and (ii) 1,827 shares underlying 1,827 warrants.
(216)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(217)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(218)	Number of shares of common stock includes (i) 48,833 shares held directly and (ii) 3,807 shares underlying 3,807 warrants.
(219)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(220)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(221)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(222)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(223)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(224)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(225)

Number of shares of common stock includes 87,976 shares that may be issued to the selling stockholder pursuant to an option. Wilson Pringle served as our Chief Operating Officer and Secretary until May 31, 2021.

(226)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(227)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(228)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(229)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(230)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(232)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(233)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(234)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(235)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(236)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(237)	Number of shares of common stock includes (i) 5,235 shares held directly and (ii) 408 shares underlying 408 warrants.
(238)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(239)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(240)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(241)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(242)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(243)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(244)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants.
(245)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(246)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(247)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(248)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(249)	Number of shares of common stock includes (i) 11,720 shares held directly and (ii) 914 shares underlying 914 warrants.
(250)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(251)	Number of shares of common stock includes (i) 23,440 shares held directly and (ii) 1,827 shares underlying 1,827 warrants.
(252)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(253)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(254)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(255)	Number of shares of common stock includes (i) 78,133 shares held directly and (ii) 6,091 shares underlying 6,091 warrants.
(256)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(258)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(259)	Number of shares of common stock includes (i) 977 shares held directly and (ii) 76 shares underlying 76 warrants.
(260)	Number of shares of common stock includes (i) 2,110 shares held directly and (ii) 164 shares underlying 164 warrants.
(261)	Number of shares of common stock includes (i) 2,110 shares held directly and (ii) 164 shares underlying 164 warrants.
(262)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(263)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(264)	Number of shares of common stock includes (i) 62,942 shares held directly and (ii) 4,973 shares underlying 4,973 warrants.
(265)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(266)	Number of shares of common stock includes (i) 57,695 shares held directly and (ii) 4,541 shares underlying 4,541 warrants.
(267)	Number of shares of common stock includes (i) 117,199 shares held directly and (ii) 9,136 shares underlying 9,136 warrants.
(268)	Number of shares of common stock includes (i) 78,133 shares held directly and (ii) 6,091 shares underlying 6,091 warrants.
(269)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(270)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(271)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(272)	Number of shares of common stock includes (i) 52,628 shares held directly and (ii) 4,151 shares underlying 4,151 warrants.
(273)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(274)	Number of shares of common stock includes (i) 3,125 shares held directly and (ii) 244 shares underlying 244 warrants.
(275)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(276)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(277)	Number of shares of common stock includes (i) 17,580 shares held directly and (ii) 1,370 shares underlying 1,370 warrants .
(278)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants .
(279)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(280)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(281)	Number of shares of common stock includes (i) 57,995 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.

(282)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(283)	Number of shares of common stock includes (i) 5,860 shares held directly and (ii) 457 shares underlying 457 warrants.
(284)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(285)	Number of shares of common stock includes (i) 11,720 shares held directly and (ii) 914 shares underlying 914 warrants.
(286)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(287)	Number of shares of common stock includes (i) 39,066 shares held directly and (ii) 3,045 shares underlying 3,045 warrants .
(288)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants .
(289)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(290)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(291)	Number of shares of common stock includes (i) 12,697 shares held directly and (ii) 990 shares underlying 990 warrants.
(292)	Number of shares of common stock includes (i) 2,930 shares held directly and (ii) 228 shares underlying 228 warrants.
(293)	Number of shares of common stock includes (i) 11,720 shares held directly and (ii) 914 shares underlying 914 warrants.
(294)	Number of shares of common stock includes (i) 26,096 shares held directly and (ii) 2,034 shares underlying 2,034 warrants.
(295)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(296)	Number of shares of common stock includes (i) 13,673 shares held directly and (ii) 1,066 shares underlying 1,066 warrants.
(297)	Number of shares of common stock includes (i) 13,673 shares held directly and (ii) 1,066 shares underlying 1,066 warrants.
(298)	The shares are held by Alan Carr’s spouse. Alan Carr is an independent member of our board of directors.
(299)	Number of shares of common stock includes (i) 15,627 shares held directly and (ii) 1,218 shares underlying 1,218 warrants.
(300)

Number of shares of common stock includes (i) 42,872 shares held directly and (ii) 121,135 shares underlying 121,135 restricted stock units. David Weinstein is our Chief Executive Officer and a member of our board of directors.

(301)	Number of shares of common stock includes (i) 19,533 shares held directly and (ii) 1,523 shares underlying 1,523 warrants.
(302)

Number of shares of common stock includes (i) 619,493 shares held directly and (ii) 48,376 shares underlying 48,376 warrants. Subject to certain qualifications, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, have the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(303)

Number of shares of common stock includes (i) 887,957 shares held directly and (ii) 69,340 shares underlying 69,340 warrants. Subject to certain qualifications, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, have the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(304)

Number of shares of common stock includes (i) 97,450 shares held directly and (ii) 7,613 shares underlying 7,613 warrants. Subject to certain qualifications, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments, acting unanimously, have the right to nominate directors to our board of directors. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” in our 2022 Definitive Proxy Statement on Schedule 14A for more information about these director nomination rights.

(305)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(306)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(307)	Number of shares of common stock includes (i) 3,907 shares held directly and (ii) 305 shares underlying 305 warrants.
(308)	Number of shares of common stock includes (i) 6,251 shares held directly and (ii) 487 shares underlying 487 warrants.
(309)	Number of shares of common stock includes (i) 7,813 shares held directly and (ii) 609 shares underlying 609 warrants.
(310)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(311)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.
(312)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(313)	Number of shares of common stock includes (i) 1,953 shares held directly and (ii) 152 shares underlying 152 warrants.
(314)	Number of shares of common stock includes (i) 9,767 shares held directly and (ii) 761 shares underlying 761 warrants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and certain terms of our charter and bylaws. For a complete description, we refer you to the MGCL and to our charter and bylaws. For a more complete understanding of our capital stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

We are authorized to issue 500,000,000 shares of stock, consisting of 400,000,000 shares of common stock, $0.01 par value per share, or our common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share, or our preferred stock, of which 125 shares are classified and designated as 12.5% Series A Redeemable Cumulative Preferred Stock (“Series A Preferred Stock”). Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of the date of this prospectus, we had 21,300,410 shares of our common stock issued and outstanding and no shares of our preferred stock will be issued and outstanding. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and

•

are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

There generally are no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.

Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Warrants and Options

As consideration for certain transactions completed in connection with the Merger, we privately issued warrants to NLCP Holdings, LLC to acquire 602,392 shares of our common stock pursuant to a warrant agreement, concurrently with the closing of the Merger. On July 15, 2020, we granted options to purchase 791,790 shares of our common stock pursuant to option agreements to certain of our directors and officers. Each warrant and option represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of the warrants and options is subject to adjustment and certain anti-dilution protection as provided in the warrant agreement and option agreements, as applicable. The initial exercise price applicable to each warrant and option is $24.00 per share of common stock for which each warrant and option may be exercised. All or any portion of the warrants may be exercised in whole or in part at any time and from time to time on or before July 15, 2027. All or any portion of the options may be exercised in whole or in part from July 15, 2022 through July 15, 2027. At the election of the holder, the exercise price may be paid by the withholding by us of a number of shares of common stock issuable upon the exercise of the warrants and options equal to the value of the aggregate exercise price of the warrants and options so exercised, determined by reference to the market price of our common stock on the trading day on which the warrants or options are exercised. Any value of the warrants or options so exercised in excess of the number of shares withheld by us will be paid to the holder of the exercised warrants or options in shares of our common stock valued by reference to the same market price. We will at all times reserve the aggregate number of shares of our common stock for which the warrants and options may be exercised. The warrant and option holders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the warrants and options have been exercised. Issuance of any shares of common stock deliverable upon the exercise of the warrants and options will be made without charge to the warrant or option holder for any issue or transfer tax or other incidental expenses in respect of the issuance of those shares.

Power to Reclassify and Issue Stock

Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own which are intended to, among other things, help maintain our qualification as a REIT. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 7.5% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares, or 7.5% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or of any class or series of our preferred stock (the “Ownership Limit”).

Our charter also prohibits any person from:

•

beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); or

•

transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may request in order to conclude that granting the exemption and/or establishing the excepted holder limit will not cause us to lose our qualification as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the Internal Revenue Service (the “Service”) or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our qualification as a REIT.

Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the Ownership Limit or creating an exempted holder limit or at any other time, our board of directors from time to time may increase or decrease the Ownership Limit, subject to certain exceptions. Our board of directors has granted exemptions from the Ownership Limit applicable to holders of our common stock to certain existing stockholders, including to NLCP Holdings, LLC, and may grant additional exemptions in the future. These exemptions will be subject to certain initial and ongoing conditions designed to protect our qualification as a REIT.

Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the ownership and transfer restrictions, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT.

Every beneficial owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his, her or its name and address, the number of shares of each class and series of shares of our capital stock that he, she or it beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our qualification as a REIT and to ensure compliance with the Ownership Limit. In addition, each stockholder (including the stockholder of record) will, upon demand, be required to provide us with information that we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify as a REIT.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Although the following summary describes certain provisions of Maryland law and the material provisions of our charter and bylaws, it is not a complete description of our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, or of Maryland law. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased by our board of directors, but may not be less than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Pursuant to the Investor Rights Agreement, so long as HG Vora Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company (“HG Vora”) owns at least 9% of the outstanding shares of common stock for 60 consecutive days, HG Vora is entitled to designate two nominees to our board of directors at each annual meeting of stockholders. If HG Vora owns less than 9% but more than 5% of the outstanding shares of common stock for 60 consecutive days, HG Vora is entitled to designate one nominee to our board of directors at each annual meeting of stockholders. Additionally, pursuant to the Investor Rights Agreement, so long as the West Investment Holdings, LLC, a Delaware limited liability company, West CRT Heavy, LLC, a Delaware limited liability company, Gary and Mary West Foundation, a Nebraska private foundation, Gary and Mary West Health Endowment, Inc., a Delaware non-profit, non-stock corporation, Gary and Mary West 2012 Gift Trust, a Georgia irrevocable trust, and WFI Co-investments, an Illinois limited liability company (all such entities collectively, the “West Stockholders”, and each such entity, a “West Stockholder”) own at least 5% of the outstanding shares of common stock for 60 consecutive days, West Stockholders are entitled to designate one nominee to our board of directors at each annual meeting of stockholders, and so long as NL Ventures, LLC, a Delaware limited liability company (“Pangea”) owns at least 4% of the outstanding shares of common stock for 60 consecutive days, Pangea is entitled to designate one nominee to our board of directors at each annual meeting of stockholders.

For so long as the Investor Rights Agreement is in effect, any change to the size of our board of directors must be approved by at least one director nominated by HG Vora and one director nominated by either the West Stockholders or Pangea. Additionally, for so long as the Investor Rights Agreement is in effect, our board of directors may not be reduced such that HG Vora, the West Stockholders or Pangea is unable to designate all of individuals for nomination that they are then entitled to designate.

For so long as the Investor Rights Agreement is in effect, if any director nominated by HG Vora, the West Stockholders or Pangea resigns, is removed or otherwise ceases to serve, then HG Vora, the West Stockholders or Pangea, as the case may be, shall have the right to designate an individual for election by our board of directors to fill the resulting vacancy.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act. Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, but only for cause (as defined in our charter), and then only by the affirmative vote of holders of shares entitled to cast a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and from filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8, Also Known as the Maryland Unsolicited Takeover Act

Subtitle 8 of Title 3 of the MGCL, which is commonly referred to as the Maryland Unsolicited Takeover Act, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the corporation’s board of directors will be divided into three classes;

•	the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

•	the number of directors may be fixed only by vote of the directors;

•

a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 providing that vacancies on our board of directors may be filled only by the remaining directors, even if such remaining directors do not constitute a quorum. Through provisions in our charter and bylaws unrelated to Subtitle 8 we already (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our Chief Executive Officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is not currently classified. In the future, our board of directors may elect, without stockholder approval, to classify our board of directors or elect to be subject to any of the other provisions of Subtitle 8.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, Chief Executive Officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost-before our Secretary may prepare and mail the notice of the special meeting.

Amendments to Our Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue. Our board of directors may also amend our charter to change our name or make certain other ministerial changes without stockholder approval.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record at the record date for the meeting, at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date for the meeting, at the time of giving of notice and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

•

requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•	provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

•	the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

•	the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•	the restrictions on ownership and transfer of our stock; and

•	advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL is repealed, or the business combination is not approved by our board of directors, or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter provides for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any individual who served a predecessor of our in any of the capacities described above or any employee or agent of our company or any predecessor of ours.

We will enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to attempt to qualify, or to qualify as a REIT.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant in connection with the acquisition, ownership and disposition of our common stock and our election to be taxed as a REIT.

Hunton Andrews Kurth LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals, foreign partnerships and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons that own 10% or more of our stock; and

•	persons holding our stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold our stock as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Service, and court decisions. The reference to Service interpretations and practices includes the Service practices and policies endorsed in private letter rulings, which are not binding on the Service except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this summary. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the Service concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the Service or the courts, will not be challenged by the Service or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We have elected and intend to continue to operate in a manner that will allow us to qualify to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending December 31, 2019. We believe that, commencing with such short taxable year, we have been organized and operated in such a manner so as to qualify as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

The following discussion sets forth only the material aspects of these laws. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT for our taxable year ended December 31, 2019 through our taxable year ended December 31, 2021, and our organization and current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2022 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Service or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material), in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify as a REIT.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business; and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the sum of (a) the excess of the required distribution over the amount we actually distributed plus (b) retained amounts on which corporate-level tax was paid by us.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRS that are not conducted on an arm’s-length basis.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the Service, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

Because the Target was a C corporation during calendar year 2019, this tax would apply to any built-in gain in the Target’s assets existing at January 1, 2020 in the event that we recognize such gain before January 1, 2025, which built-in gain is estimated to be less than $35,000.

•

We may be required to pay monetary penalties to the Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRS we form in the future, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we also may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form the future will be subject to federal, state and local corporate income tax on its taxable income.

Requirements for Qualification as a REIT

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.

Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.

It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Service that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2020 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued shares of stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of shares of our stock so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares of our capital stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the Service to elect and maintain REIT qualification, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder. For purposes of requirement 9, we have adopted December 31 as our year end, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a limited liability company, that has a single owner for federal income tax purposes generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to any TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements. Any TRS we form in the future will be subject to corporate income tax on its taxable income.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% gross income test”). Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•

interest on debt secured by mortgages on real property, or on interests in real property, and, interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property;

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, neither the gain from the sale of such debt instruments nor interest on such debt instruments is treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these (the “95% gross income test”). Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both the 75% and 95% gross income tests. In addition, income and gain from “hedging transactions” (as defined in “—Hedging Transactions”) that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•

Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS that provides customary and noncustomary services to our tenants without tainting our rental income for the related properties. However, we need not provide services through an “independent contractor” or a TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents that are not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, if we own, at any time during a taxable year, actually or constructively, 10% or more (measured by voting power or fair market value) of the stock of a corporate lessee, or 10% or more of the assets or net profits of any non-corporate lessee (each a “related party tenant”), other than a TRS, any income we receive from the lessee during the year will be non-qualifying income for purposes of the 75% and 95% gross income tests. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We believe that all of our properties are and will be leased to third parties that do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date. As described above, we may own up to 100% of the shares of one or more TRSs. Notwithstanding the foregoing, under an exception to the related-party tenant rule, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other non-qualifying income, will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, except as described below, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs that provide noncustomary services to our tenants without tainting our rents from the related properties. We believe that we do not perform any services other than customary ones for our lessees other than services that are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular lease or property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish more than de minimis noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that lease or property, as applicable, would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. We believe that our leases are structured in a manner that will enable us to continue satisfy the REIT gross income tests.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests assuming the loan is held for investment.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income. We may receive various fees. Fee income generally will not be treated as qualifying income for purposes of the 75% and 95% gross income tests. Any fees earned by a TRS are not included for purposes of the gross income tests. We do not expect such amounts, if any, to be significant.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% and 95% gross income tests. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10%, or (v) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a TRS if we conclude that the sale or other disposition of such property may not fall within the safe- harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property that is held through a TRS, although such income will be taxed to the TRS at regular federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income, or a TRS.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our liabilities. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), or (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property is disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income or qualifies for purposes of either or both of the gross income tests.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that would satisfy the 75% gross income test and 75% asset test (discussed below) on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our portfolio so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	U.S. government securities;

•

interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•

interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	stock in other REITs and debt instruments issued by “publicly offered REITs”; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than a TRS) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs or other issuers that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

In general, under the applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agreed to acquire or originate the loan; or (2) in the event of a significant modification not covered by the IRS Revenue Procedure described below, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the Service has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in IRS Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage loans, if any, in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We believe that the assets that we hold, and that we will acquire in the future, will allow us to satisfy the foregoing asset test requirements. However, we do not typically obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the Service will not contend that our ownership of certain assets violates one or more of the asset tests applicable to REITs.

Failure to Satisfy Asset Tests. We intend to monitor the status of our assets for purposes of the various asset tests and intend to manage our portfolio so as to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. If we fail any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) file a description of each asset causing the failure with the Service and (iii) pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate applicable to the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Sale-Leaseback Transactions. A portion of our investments are expected to be in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over a specified percentage of our income (the “90% distribution requirement”).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.

Further, if we were not a “publicly offered REIT,” for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the dividends paid deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in our charter. This preferential dividend rule will not apply to us if we continue to qualify as a “publicly offered REIT.”

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay federal income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock or debt securities. The Service has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We currently do not intend to pay taxable dividends payable in cash and stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We have complied and intend to continue to comply with these requirements. A stockholder that fails or refuses to comply with such request is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income, whether or not attributable to capital gains. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate applicable to such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a beneficial owner of our capital stock that for federal income tax purposes is:

•	an individual citizen or resident of the U.S. for federal income tax purposes;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our capital stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our capital stock by the partnership.

Distributions

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. Our dividends will not qualify for the dividends received deduction generally available to corporations.

For taxable years beginning before January 1, 2026, individuals, trusts and estates may deduct a portion of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”).

Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (See—“Taxation of Our Company” above), our dividends generally will not be eligible for the preferential tax rate on qualified dividend income. As a result, our ordinary REIT dividends generally will be taxed at the higher tax rate applicable to ordinary income. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations during the taxable year, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income in a prior taxable year). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long- term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder in the shares of capital stock on which the distribution was paid. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Dispositions

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long- term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss, which generally entitles the taxpayer to a preferential rate on such gain. The tax rate on gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

FATCA Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. stockholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Additional Medicare Tax

Certain U.S. stockholders, including individuals, estates and trusts, will be subject to an additional tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over a certain threshold amount. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts, or qualified trusts, and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph is unlikely to apply to our stockholders. However, because shares of our common stock will be publicly-traded, we cannot guarantee this will always be the case

Taxation of Non-U.S. Stockholders

As used herein, the term “non-U.S. stockholder” means a beneficial owner of our capital stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of certain of such rules.

We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our capital stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI (or any applicable successor form) with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. stockholder in the shares of capital stock on which the distribution was paid. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions to the holders of shares of a class of our capital stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) (a) such class of capital stock is treated as being “regularly traded” on an established securities market in the U.S., and (b) the non-U.S. stockholder did not own more than 10% of such class of capital stock at any time during the one-year period preceding the distribution or (ii) the non-U.S. stockholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock is regularly traded on an established securities market in the United States. If a class of our capital stock is not regularly traded on an established securities market in the U.S. or the non-U.S. stockholder owned more than 10% of the applicable class of our capital stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold on any distribution that we could designate as a capital gain dividend at the applicable FIRPTA rate. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if we are a “domestically controlled qualified investment entity,” and a non-U.S. stockholder disposes of shares of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire that capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as being subject to FIRPTA to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having income subject to FIRPTA in an amount that, but for the disposition, would have been treated as income subject to FIRPTA.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Service a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the Service on a timely basis.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to that class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of that class of our capital stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	that class of our capital stock is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

•	the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of our capital stock at all times during a specified testing period.

As noted above, we believe our common stock is regularly traded on an established securities market.

If the gain on the sale of shares of our capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Qualified Shareholders

Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA and thus will not be subject to the special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) generally will not be subject to federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to federal income taxation and FIRPTA withholding on a sale of our stock.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly-traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA and thus will not be subject to the special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our capital stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or any applicable successor form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the Service. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity is a U.S. entity and fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We believe our operating partnership will qualify for the private placement exclusion. We expect that any other Partnership that we form in the future will qualify for the private placement exclusion. Our operating partnership’s partnership agreement contains provisions enabling its general partner to take such steps as are necessary or appropriate to prevent the issuance and transfers of interests in our operating partnership from causing our operating partnership to be treated as a publicly traded partnership under the PTP regulations; however, no assurance can be given that such provisions would not be amended. Even if we did not satisfy the private placement exception, we expect that our operating partnership generally would also satisfy the 90% passive income exception.

We have not requested, and do not intend to request, a ruling from the Service that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. In general, a partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the Service will be imposed on the Partnership itself in certain circumstances absent an election to the contrary. See “—Partnership Audit Rules.”

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. Our operating partnership may admit partners in the future in exchange for a contribution of property, which will result in book-tax differences.

Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis in the hands of our operating partnership of properties contributed to us would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our properties were to have a tax basis equal to their fair market value at the time of contribution.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships. Under these rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these Partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Stockholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our stock.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations With Respect to Contributed Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Service and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. In addition, several proposals have been made that would make substantial changes to the federal income tax laws generally. We cannot predict whether any of these proposed changes will become law. We cannot predict the long-term effect of any future tax law changes on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our stock.

PLAN OF DISTRIBUTION

This prospectus relates to the resale from time to time of (a) an aggregate of 19,304,625 shares of our common stock, consisting of (i) 17,329,964 shares of our common stock, (ii) 127,176 shares of common stock issuable upon the settlement of outstanding restricted stock units, (iii) 602,392 shares of our common stock issuable upon the exercise of 602,392 warrants held by the selling stockholders (each exercisable for one share of common stock) at an exercise price of $24.00 per share, (iv) 791,790 shares of common stock issuable upon the exercise of an option (each exercisable for one share of common stock) at an exercise price of $24.00 per share and (v) 453,303 shares of common stock issuable upon the redemption of 453,303 OP Units. We may issue shares of our common stock in exchange for OP Units if, and to the extent that, certain selling stockholders tender their OP Units for redemption and we elect, in our sole and absolute discretion, to exchange such OP Units for common stock in lieu of a cash redemption by our operating partnership. The registration of these shares of common stock does not necessarily mean that any of these shares will be offered or sold by the selling stockholders.

The selling stockholders may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of our common stock on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We will pay all expenses of the registration of the shares of our common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions.

We will not receive any proceeds from sales of any shares of our common stock by the selling stockholders.

The selling stockholders may use any one or more of the following methods when disposing of their shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker- dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock owned by them and, if they defaults in the performance of their secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee or other successors in interest as selling stockholders under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers which may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and deliver the shares to close out such short position. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any related prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker- dealers or agents may be less than or in excess of those customary in the types of transactions involved).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that such selling stockholders do not have any agreement, arrangement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred incident to the registration of the shares of common stock offered by this prospectus.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be underwriters, any selling stockholders must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

The selling stockholders will be subject to the Exchange Act, including Regulation M promulgated thereunder, which may limit the timing of purchases and sales of common stock by the selling stockholders and their affiliates.

Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares were or will be sold, (iv) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (v) that, as applicable, such broker-dealer(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (iv) other facts material to the transaction.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any related prospectus supplement forms a part.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Hunton Andrews Kurth LLP. Venable LLP has passed upon the validity of the shares of common stock being registered and certain other matters of Maryland law.

EXPERTS

The consolidated financial statements of NewLake Capital Partners, Inc., formerly GreenAcreage Real Estate Corp., as of December 31, 2020, for the year ended December 31, 2020, and the related notes, incorporated by reference into in this prospectus in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing, as stated in their report, which is incorporated by reference herein.

The consolidated financial statements of NewLake Capital Partners, Inc., as of December 31, 2021 and for the year then ended, incorporated by reference in the registration statement have been so incorporated in reliance upon the report of BDO USA LLP, independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into the prospectus which forms part of this registration statement except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022; and

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2022.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to NewLake Capital Partners, Inc., 27 Pine Street, Suite 50, New Canaan, CT 06840, telephone number 203-594-1402, on the “Investor Relations” section of our website at https://ir.newlake.com or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a website at www.NewLake.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock offered hereby, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website, www.sec.gov.

19,304,625 Shares

NewLake Capital Partners, Inc.

Common Stock

PROSPECTUS

                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC Registration Fee	$62,131
Legal Fees and Expenses	115,000
Accounting Fees and Expenses	70,000
Other Expenses	30,000
Total	$277,131

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement on Form S-11, we sold/granted unregistered securities to a limited number of persons, as described below:

•

On August 12, 2019, we issued 7,060,150 shares of our common stock for $20.00 per share, resulting in net proceeds of $131,523,622, after deducting offering expenses. The placement agents for this offering were Ladenburg Thalmann & Co. Inc. and Revere Securities LLC unaffiliated entities, which received a placement agent fee of $6,369,900 in connection with the placement.

•

On December 20, 2019, in order to satisfy the 100-holder REIT requirement under the Code, we issued 125 shares of 12.5% Series A Preferred Stock, with a liquidation preference of $1,000 per share, to certain unaffiliated third parties at a price of $1,000 per share, for net proceeds of $60,600. The placement agent for this offering was REIT Investment Group, LLC, an unaffiliated entity, which received a placement agent fee of $24,400 in connection with the placement.

•

In connection with the Internalization, our operating partnership issued 419,798 OP Units valued at $8,395,960, we issued 152,654 shares of our common stock valued at $3,053,080, and we issued 791,790 nonqualified stock options to purchase 791,790 shares of our common stock, valued at $3,863,935.

•

Between December 21, 2020 and February 21, 2021, we issued 2,617,173 shares of our common stock at a purchase price of $21.15 per share, for net proceeds of $55,283,675 after deducting offering expenses. There was no placement agent.

•	On March 17, 2021, in connection with the Merger, we issued warrants to purchase up to 602,392 shares of our common stock, valued at $4,820,480.

•	On March 17, 2021, in connection with the Merger, we issued 7,699,887 shares of our common stock to NLCP Holdings, LLC, valued at $162,852,610

•	Since inception we issued 127,176 restricted stock units, which each represent the right to receive one share of our common stock, to certain of our officers and directors, valued at $2,681,147.

•

On June 30, 2021, in connection with the acquisition of a cultivation facility in Massachusetts leased to a subsidiary of Revolutionary Clinics, we issued 88,200 OP Units to Oak Hill Fitchburg Property Owner LLC, valued at $2,205,000. This does not include 132,727 OP Units to be issued if certain conditions are met.

Unless otherwise stated, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering.

On April 4, 2021 we redeemed the 125 outstanding shares of our Series A Preferred Stock at a redemption price of $1,000 per share, plus accrued but unpaid dividends of $33.33 per share.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Our charter obligates us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer; and

•

any individual who, while our director or officer and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 35. Treatment of Proceeds from Stock Being Registered.

None.

Item 36. Financial Statements and Exhibits.

(A)

Financial Statements. The consolidated and combined financial statements of NewLake Capital Partners, Inc. as of December 31, 2021 and 2020 and were filed as part of our Annual Report on Form 10-K and are incorporated herein by reference.

(B)	Exhibits. The attached Exhibit Index is incorporated herein by reference.

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit	Exhibit Description
3.1

Articles of Amendment and Restatement of NewLake Capital Partners, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

3.2	Amended and Restated Bylaws of NewLake Capital Partners, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on July 23, 2021).
5.1

Opinion of Venable LLP regarding the validity of the securities being registered (incorporated by reference to Exhibit 5.1 of the Registrants Registration Statement on Form S-11 filed with the SEC on September 9, 2021.

8.1*	Opinion of Hunton Andrews Kurth LLP with respect to tax matters.
10.1

Amended and Restated Agreement of Limited Partnership of NLCP Operating Partnership LP (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.2†	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed with the SEC on March 18, 2022).
10.3†

Employment Agreement between NewLake Capital Partners, Inc. and David Weinstein (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.4†

Employment Agreement between NewLake Capital Partners, Inc. and Anthony Coniglio (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.5†

Employment Agreement between NewLake Capital Partners, Inc. and Fredric Starker (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.6†

Indemnification Agreement between NewLake Capital Partners, Inc. and David Weinstein (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.7†

Indemnification Agreement between NewLake Capital Partners, Inc. and Anthony Coniglio (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.8†

Indemnification Agreement between NewLake Capital Partners, Inc. and Fredric Starker (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.9†

Indemnification Agreement between NewLake Capital Partners, Inc. and Gordon DuGan (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.10†

Indemnification Agreement between NewLake Capital Partners, Inc. and Alan Carr (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.11†

Indemnification Agreement between NewLake Capital Partners, Inc. and Joyce Johnson (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.12†

Indemnification Agreement between NewLake Capital Partners, Inc. and Peter Kadens (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.13†

Indemnification Agreement between NewLake Capital Partners, Inc. and Peter Martay (incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.14	Amended and Restated Investor Rights Agreement (incorporated by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).
10.15	Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.16 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).
10.16

Warrant Agreement between NewLake Capital Partners, Inc. and NLCP Holdings, LLC (incorporated by reference to Exhibit 10.17 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

10.17†	Form of Nonqualified Stock Option Grant Agreement (incorporated by reference to Exhibit 10.18 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).
10.18†

Form of Senior Executive Restricted Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed December 20, 2021).

10.19†

Form of Senior Executive Performance Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed December 20, 2021).

10.20†

Form of Employee Restricted Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed December 20, 2021).

10.21†

Form of Employee Performance Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed December 20, 2021).

10.22†

Form of Non-Employee Director Restricted Stock Unit Agreement under the NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed December 20, 2021).

16.1

Letter from Davidson & Company LLP to the Securities and Exchange Commission dated June 21, 2021 (incorporated by reference to Exhibit 16.1 of the Registrant’s Registration Statement on Form S-11 filed with the SEC on June 21, 2021).

21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Annual Report on Form 10-K filed with the SEC on March 18, 2022).
23.1*	Consent of Davidson & Company LLP
23.2*	Consent of BDO USA, LLP
23.3	Consent of Venable LLP (included in Exhibit 5.1)
23.4*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)
24.1	Power of Attorney

† Indicates a management contract or compensatory plan or arrangement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Canaan, Connecticut, on this 10th day of May, 2022.

NEWLAKE CAPITAL PARTNERS, INC.

By:	/s/ David Weinstein
David Weinstein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David Weinstein		Chief Executive Officer and Director	May 10, 2022
David Weinstein		(principal executive officer)

/s/ Fredric Starker		Chief Financial Officer	May 10, 2022
Fredric Starker		(principal financial officer and principal accounting officer)

/s/ Anthony Coniglio		Chief Investment Officer, President and Director	May 10, 2022
Anthony Coniglio

*		Director	May 10, 2022
Gordon DuGan

*		Director	May 10, 2022
Alan Carr

*		Director	May 10, 2022
Joyce Johnson

*		Director	May 10, 2022
Peter Kadens

*		Director	May 10, 2022
Peter Martay

*By:	/s/ Anthony Coniglio	Attorney-in-fact	May 10, 2022
Anthony Coniglio